                                                                     Exhibit 2.1



                          AGREEMENT AND PLAN OF MERGER



                                     BETWEEN



                             ASCENT PEDIATRICS, INC.



                                       AND



                             BIRD MERGER CORPORATION







                                February 16, 1999

                          AGREEMENT AND PLAN OF MERGER


         Agreement entered into as of February 16, 1999 by and between Ascent Pediatrics, Inc., a Delaware corporation (the "Company"), and Bird Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company (the "Transitory Subsidiary"). The Company and the Transitory Subsidiary are referred to collectively herein as the "Parties."

         This Agreement has been entered into concurrently with and pursuant to a Master Agreement, substantially in the form of Exhibit A attached hereto (the "Master Agreement"), entered into between the Company, Alpharma, Inc., a Delaware corporation ("Parent"), and Alpharma USPD Inc., a Maryland corporation and wholly-owned subsidiary of Parent ("Alpharma").

         This Agreement contemplates a tax-free merger of the Transitory Subsidiary into the Company. In such merger, the stockholders of the Company will receive the consideration set forth herein in exchange for their capital stock of the Company.

         NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger. Upon and subject to the terms and conditions of this Agreement, the Transitory Subsidiary (which at all times shall have no assets or business operations and shall exist solely for the purpose of effecting the Merger) shall merge with and into the Company (with such merger referred to herein as the "Merger") at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of the Transitory Subsidiary shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The "Effective Time" shall be the time at which the Company and the Transitory Subsidiary file the certificate of merger or other appropriate documents prepared and executed in accordance with the relevant provisions of the Delaware General Corporation Law with the Secretary of State of the State of Delaware (the "Certificate of Merger").

         1.2 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall occur concurrently with the Closing Date (as defined in the Master Agreement) and shall take place at the offices of Hale and Dorr LLP, 60 State Street, Boston, MA 02109, commencing at 9:00 a.m. local time on such date as the Company, the Transitory Subsidiary and Alpharma shall agree (or at such other place and/or time and/or on such other date as the Company, the Transitory Subsidiary and Alpharma may agree).

         1.3 Actions at the Closing. At the Closing, (a) the Company and the Transitory Subsidiary shall file with the Secretary of State of the State of Delaware the Certificate of Merger, and (b) the Depositary (as defined below) shall deliver on the Company's behalf Depositary Receipts (as defined below) to a bank or trust company or other entity appointed by the Company to act as the exchange agent in accordance with Section 1.5.

         1.4 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities:

                  (a) Each share of common stock, $.00004 par value per share, of the Company ("Old Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Old Common Stock held in the Company's treasury and Dissenting Shares (if applicable and as defined in Section 1.7)) shall be converted into and represent the right to receive one depositary share (a "Depositary Share") issued pursuant to the Depositary Agreement (the "Depositary Agreement") dated as of the date hereof by and among the Company, Alpharma and State Street Bank and Trust Company (the "Depositary"), substantially in the form of Exhibit B attached hereto (such Depositary Shares being referred to herein as the "Merger Consideration"). Each Depositary Share shall evidence one share of common stock, $.00004 par value per share, of the Surviving Corporation ("New Common Stock"), subject to the Call Option (as such term is defined in the Depositary Agreement), and shall be represented by a depositary receipt (a "Depositary Receipt").

                  (b) Each share of Old Common Stock held in the Company's treasury immediately prior to the Effective Time shall be cancelled and retired without payment of any consideration therefor.

                  (c) Each share of common stock, $.01 par value per share, of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence the right to receive $.01 per share.

         1.5 Exchange of Shares

                  (a) Prior to the Effective Time, the Company shall appoint State Street Bank and Trust Company or another mutually acceptable bank or trust company as agent (the "Exchange Agent") for the purpose of exchanging certificates representing shares of Old Common Stock outstanding prior to the Effective Time for the Merger Consideration. At or prior to the Effective Time, the Company shall deposit with the Depositary a number of shares of New Common Stock equal to the number of shares of Old Common Stock outstanding immediately prior to the Effective Time, and the Depositary shall, in turn, deposit with the Exchange Agent Depositary Receipts representing the number of Depositary Shares corresponding to the number of shares of New Common Stock so deposited. Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to send to each holder of shares of Old Common Stock at the Effective Time a letter of transmittal in customary form for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing shares of Old Common Stock to the Exchange Agent).

                  (b) Each holder of shares of Old Common Stock that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a certificate or certificates formerly representing such shares of Old Common Stock together with a duly executed letter of transmittal covering such shares of Old Common Stock, shall be entitled to receive the Merger Consideration payable in respect of such shares of Old Common Stock. After the Effective Time, each such certificate shall, until so surrendered, represent for all purposes only the right to receive such Merger Consideration.

                  (c) If any portion of the Merger Consideration is to be issued to a person other than the registered holder of the shares of Old Common Stock represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such issuance that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such issuance shall pay the Exchange Agent any transfer or other taxes required as a result of such issuance to a person other than the registered holder of such shares of Old Common Stock or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                  (d) After the Effective Time, there shall be no further registration of transfers of shares of Old Common Stock outstanding prior to the Effective Time. If, after the Effective Time, certificates representing shares of Old Common Stock outstanding prior to the Effective Time are presented to the Surviving Corporation, they shall be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article I.

                  (e) Any portion of the Merger Consideration deposited with the Exchange Agent in accordance with this Section 1.5 that remains unclaimed by the holders of shares of Old Common Stock one year after the Effective Time shall be returned upon demand to the Depositary, who shall return underlying shares of New Common Stock to the Surviving Corporation in accordance with the Depositary Agreement, and any such holder who has not exchanged his shares of Old Common Stock for Depositary Shares in accordance with this Article I prior to that time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration in respect of his shares of Old Common Stock, but shall have no greater rights against the Surviving Corporation than may be accorded to its general creditors under applicable law. Notwithstanding the foregoing, the Surviving Corporation shall not be liable to any holder of shares of Old Common Stock for any shares of New Common Stock issued to a public official pursuant to applicable abandoned property laws. Any portion of the Merger Consideration remaining unclaimed by holders of shares of Old Common Stock as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable law, become property of the Surviving Corporation, free and clear of any claims or interest of any person previously entitled thereto.

                  (f) No dividends, interest or other distributions with respect to the Merger Consideration shall be paid to the holder of any unsurrendered certificates representing shares of Old Common Stock outstanding prior to the Effective Time until such certificates are surrendered as provided in this Section. Upon such surrender, there shall be paid, without interest, to the person in whose name the certificates representing the Merger Consideration into which such shares of Old Common Stock were converted are registered, all dividends, interest and other distributions payable in respect of such securities on any date subsequent to, and in respect of a record date after, the Effective Time.

                  (g) The Depositary Receipts and the share certificates evidencing the shares of New Common Stock deposited with the Depositary shall bear the following legend:

                  THE [SHARES OF COMMON STOCK EVIDENCED BY THE DEPOSITARY SHARES REPRESENTED HEREBY/SHARES OF COMMON STOCK EVIDENCED HEREBY] ARE SUBJECT TO A CALL OPTION PURSUANT TO A DEPOSITARY AGREEMENT DATED FEBRUARY 16, 1999 AMONG ASCENT, ALPHARMA USPD INC. AND STATE STREET BANK AND TRUST COMPANY. A COPY OF THIS AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF ASCENT.

         1.6 Treatment of Convertible Securities, Warrants and Options.

                  (a) Effective as of the Effective Time, each convertible security, warrant or option of the Company outstanding as of the Effective Time, whether or not then vested, convertible or exercisable, shall (when vested, convertible or exercisable in accordance with the terms thereof) be convertible into or exercisable for a number of Depositary Shares or shares of New Common Stock, as determined in accordance with Section 1.6(b), equal to the number of shares of Old Common Stock issuable upon conversion or exercise of such convertible security, warrant or option in accordance with the terms thereof.

                  (b) From and after the Effective Time until the Option Determination Date (as defined in the Depositary Agreement), from time to time upon the conversion or exercise of any convertible security, warrant or option of the Surviving Corporation, the Surviving Corporation shall deposit with the Depositary a number of shares of New Common Stock corresponding to the number of Depositary Shares issuable upon conversion or exercise of such convertible security, warrant or option, and the Surviving Corporation shall cause the Depositary to issue to the holder of such convertible security, warrant or option upon such conversion or exercise, Depositary Receipts representing the number of Depositary Shares issuable upon conversion or exercise of such convertible security, warrant or option. From and after the Option Closing Date (as defined in the Depositary Agreement), holders of any outstanding convertible securities, warrants or options of the Surviving Corporation shall have the right to receive from the Surviving Corporation upon conversion or exercise thereof (and the payment of any exercise or purchase price provided for under the terms of such convertible security, warrant or option) cash in an amount equal to the Option Exercise Price (as defined in the Depositary Agreement) for each Depositary Share for which such convertible security, warrant or option is convertible or exercisable. From and after the Option Expiration Date (as defined in the Depositary Agreement), such holders shall have the right to receive from the Surviving Corporation upon conversion or exercise of such convertible securities, warrants or options shares of New Common Stock.

                  (c) Prior to the Effective Time, the Company shall make any amendments to the respective terms of any convertible security, warrant or option of the Company then outstanding or the Company's 1992 Stock Incentive Plan, 1997 Director Stock Option Plan or 1997 Employee Stock Purchase Plan that are necessary or advisable to give effect to the transactions contemplated by this Section 1.6, including without limitation providing that all references therein to Old Common Stock be deemed to be references to Depositary Shares.

         1.7 Dissenting Shares. If appraisal rights are available under Section 262 of the Delaware General Corporation Law, shares of Old Common Stock held as of the Effective Time by a stockholder of the Company who has not voted such shares of Old Common Stock in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the Delaware General Corporation Law and not effectively withdrawn or forfeited prior to the Effective Time ("Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration, unless such stockholder shall have forfeited his right to appraisal under the Delaware General Corporation Law or withdrawn, with the consent of the Surviving Corporation, his demand for appraisal. If such stockholder has so forfeited or withdrawn his right to appraisal of Dissenting Shares, then (a) as of the occurrence of such event, such stockholder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Consideration issuable pursuant to Section 1.4(a) in respect of such shares of Old Common Stock held by such stockholder, (b) promptly following the occurrence of such event, the Surviving Corporation shall deposit with the Depositary a number of shares of New Common Stock equal to the number of shares of Old Common Stock held by such stockholder, and (c) the Depositary shall, in turn, deposit with the Exchange Agent Depositary Receipts representing the number of Depositary Shares corresponding to the number of shares of New Common Stock so deposited.

         1.8 Call Option. The shares of New Common Stock shall be subject to a Call Option exercisable upon the terms and conditions set forth in the Depositary Agreement.

         1.9 No Further Rights. From and after the Effective Time, no shares of Old Common Stock shall be deemed to be outstanding, and holders of shares of Old Common Stock shall cease to have any rights with respect thereto, except as provided herein or by law.


                                   ARTICLE II

                              SURVIVING CORPORATION

         2.1 Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation shall be the same as the Certificate of Incorporation of the Company, except that such Certificate of Incorporation shall be amended in the Merger in the manner set forth in Exhibit C attached hereto.

         2.2 By-laws. The By-laws of the Surviving Corporation shall be the same as the By-laws of the Company.

         2.3 Directors and Officers. The directors of the Company at the Effective Time shall be the directors of the Surviving Corporation, until their successors are duly elected or appointed and qualified in accordance with applicable law, and the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

                                   ARTICLE III

                      CONDITIONS TO CONSUMMATION OF MERGER

         3.1 Conditions to Each Party's Obligations. The respective obligations of each Party to consummate the Merger are subject to the satisfaction of the following conditions:

                  (a) The Company's stockholders shall have approved and adopted this Agreement (including the exhibits attached hereto) and the Merger; and

                  (b) A Registration Statement of the Company on Form S-4 (the "Registration Statement") registering the Depositary Shares and the underlying shares of New Common Stock shall have been filed with the Securities and Exchange Commission (the "SEC") and become effective in accordance with the provisions of the Securities Act of 1933, as amended, and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect.


                                   ARTICLE IV

                                  MISCELLANEOUS

         4.1 Succession. At the Effective Time, the Surviving Corporation shall succeed to all of the rights, privileges, debts, liabilities, powers and property of the Company and the Transitory Subsidiary in the manner of and as more fully set forth in Section 259 of the Delaware General Corporation Law. Without limiting the foregoing, at the Effective Time, all property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the Company and the Transitory Subsidiary shall be transferred to, vested in and devolved upon the Surviving Corporation without further act or deed, and all property, rights and every other interest of the Company and the Transitory Subsidiary shall be as effectively the property of the Surviving Corporation as they were of the Company and the Transitory Subsidiary, respectively. All rights of creditors of the Company and the Transitory Subsidiary and all liens upon any property of the Company and the Transitory Subsidiary shall be preserved unimpaired, and all debts, liabilities and duties of the Company and the Transitory Subsidiary shall attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

         4.2 Further Assurances. From time to time, as and when required by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of the Company or the Transitory Subsidiary such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest or perfect in or to confirm of record or otherwise in the Surviving Corporation the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the Company and the Transitory Subsidiary, and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Company and the Transitory Subsidiary are fully authorized in the name and on behalf of the Company or the Transitory Subsidiary, as the case may be, or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

         4.3 Abandonment. At any time prior to the Effective Time, if the Master Agreement has been terminated, this Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either the Company or the Transitory Subsidiary or both, notwithstanding approval of this Agreement by the stockholders of the Company or the Transitory Subsidiary.

         4.4 Amendment. This Agreement may be amended by the Boards of Directors of the Company and the Transitory Subsidiary at any time prior to the Effective Time, provided that such amendment shall have been consented to by Alpharma; and provided further that an amendment made subsequent to the approval of this Agreement by the stockholders of either the Company or the Transitory Subsidiary shall not (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such corporation, (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of the stock of such corporation.

         4.5 Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

         4.6 Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

                         [REMAINDER OF PAGE LEFT BLANK.]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement and Plan of Merger to be executed and attested on its behalf of its officers thereunto duly authorized, as of the date first above written.


                                          ASCENT PEDIATRICS, INC.


                                          By: /s/Emmett Clemente
                                              ---------------------------------
                                              Chairman



                                          BIRD MERGER CORPORATION


                                          By: /s/Alan R. Fox
                                              ---------------------------------
                                               President

         I, ___________________, Secretary of Ascent Pediatrics, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby certify that the Agreement and Plan of Merger to which this certificate is attached, after having been duly signed on behalf of the Company and having been signed on behalf of Bird Merger Corporation, a corporation organized and existing under the laws of the State of Delaware, was duly submitted to the stockholders of the Company at a meeting of said stockholders pursuant to Section 251 of the General Corporation Law of Delaware; and that the Agreement and Plan of Merger was approved at said meeting by the affirmative vote of stockholders representing at least a majority of the outstanding stock of the Company entitled to vote thereon.

         WITNESS my hand on this _____ day of ____________, 1999.


                                            ------------------------------------
                                            Secretary

         I, John G. Bernardi, Secretary of Bird Merger Corporation, a corporation organized and existing under the laws of the State of Delaware ("Transitory Subsidiary"), hereby certify that the Agreement and Plan of Merger to which this certificate is attached, after having been duly signed on behalf of Transitory Subsidiary and having been signed on behalf of Ascent Pediatrics, Inc., a corporation organized and existing under the laws of the State of Delaware, was duly submitted to the sole stockholder of Transitory Subsidiary by written action of said stockholder pursuant to Section 251 of the General Corporation Law of Delaware and that by said written action the Agreement and Plan of Merger was approved by the affirmative vote of the sole stockholder representing at least a majority of the outstanding stock of Transitory Subsidiary entitled to vote thereon.

         WITNESS my hand on this ____ day of ________________, 1999.


                                            ------------------------------------
                                            Secretary

                                                                       EXHIBIT A










                                MASTER AGREEMENT

                                  BY AND AMONG

                            ASCENT PEDIATRICS, INC.,

                                 ALPHARMA, INC.

                                       AND

                               ALPHARMA USPD INC.


                                FEBRUARY 16, 1999

       MASTER AGREEMENT dated as of February 16, 1999 among Ascent Pediatrics, Inc., a Delaware corporation (the "Company"), Alpharma, Inc., a Delaware corporation ("Parent"), and Alpharma USPD Inc., a Maryland corporation and wholly owned subsidiary of Parent ("Alpharma").

       WHEREAS, the Company and Bird Merger Corporation, a Delaware corporation and wholly owned subsidiary of the Company ("Transitory Subsidiary"), have entered into an Agreement and Plan of Merger dated as of February 16, 1999 (the "Merger Agreement"), pursuant to which, among other things:

                     (i) Transitory Subsidiary shall be merged (the "Merger") with and into the Company;

                     (ii) each share of common stock, $.00004 par value per share, of the Company issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) (the "Old Common Stock") (other than shares of Old Common Stock held in the Company's treasury and shares of Old Common Stock as to which appraisal rights have been perfected by the holders thereof (if such rights are available under Section 262 of the Delaware General Corporation Law)) shall be converted in the Merger into and represent the right to receive one depositary share (a "Depositary Share") issued pursuant to the Depositary Agreement, each Depositary Share evidencing one share of common stock, $.00004 par value per share, of the Company following the Merger (the "New Common Stock"), represented by a depositary receipt ("Depositary Receipt") and subject to the right and option of the Company (the "Call Option"), upon the terms and conditions set forth in the Depositary Agreement (as defined below), to purchase all of the outstanding shares of New Common Stock of the Company deposited with the Depositary (as defined below);

                     (iii) each share of common stock, $.01 par value per share, of Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted in the Merger into and thereafter evidence the right to receive $.01 per share; and

       WHEREAS, Alpharma and the Company have entered into a Loan Agreement dated as of February 16, 1999 (the "Loan Agreement") pursuant to which Alpharma has agreed to loan to the Company an aggregate of up to $40 million from time to time upon the terms and conditions set forth therein;

       WHEREAS, as a condition to, and as additional consideration for, Alpharma agreeing to make Loans (as defined below), the Company desires to assign the Call Option to Alpharma; and

       WHEREAS, the Company, Alpharma, and State Street Bank and Trust Company (the "Depositary") have entered into a Depositary Agreement dated as of February 16, 1999 (the "Depositary Agreement") providing for (i) the terms and conditions pursuant to which the Company may exercise the Call Option prior to the transfer of the Call Option to Alpharma and (ii) the terms and conditions pursuant to which Alpharma may exercise the Call Option from and after the transfer of the Call Option to Alpharma;

       NOW, THEREFORE, in consideration of the premises, it is agreed by and among the parties hereto as follows:


                                    ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

1.1    DEFINITIONS.

       "Affiliate" shall have the meaning ascribed to it in Rule 405 promulgated under the Securities Act.

       "Alpharma Director" has the meaning set forth in Section 6.5(a) of the Loan Agreement.

       "Ancillary Agreements" shall mean the Depositary Agreement, the Loan Agreement, the Registration Rights Agreement and the Subordination Agreement dated as of February 16, 1999 by and among the Company, Alpharma and the Purchasers (as defined in the May 1998 Securities Purchase
       Agreement).

       "Board of Directors" means the Board of Directors of the Company or any committee of the Board of Directors authorized to act for it hereunder.

       "Business Day" means any day which is neither a Saturday nor a Sunday nor a legal holiday on which banks are authorized or required to be closed in Boston, Massachusetts, New York, New York or in any other city in which the Depositary's Office (as defined in the Depositary Agreement) is located.

       "Capital Stock" means any and all shares, interests, participations or other equivalents of or interests in (however designated) equity of the Company, including any preferred stock, but excluding any debt securities convertible into such equity prior to such conversion.

       "Change in Control" of the Company means:

                     (a) the acquisition by any Person or "group" within the
              meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or its Subsidiaries, any employee benefit plan of the Company or its Subsidiaries which acquires beneficial ownership of voting securities of the Company, or Alpharma or its Affiliates) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the aggregate voting power of all classes of Voting Capital Stock that are then outstanding or that are issuable upon the conversion or exercise of convertible securities, options, warrants or rights of the Company that are then outstanding; provided that any voting securities acquired directly from the Company by an underwriter of the Company as part of an underwritten public offering of Capital Stock of the Company shall not be deemed to be beneficially owned by such underwriter for purposes of determining whether a Change in Control has occurred;

                     (b) Persons who, as of the Closing Date constitute all of
              the Non-Alpharma Directors (the "Non-Alpharma Incumbent Directors") cease for any reason to constitute at least a majority of the Non- Alpharma Directors then in office, provided that any Person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the Non-Alpharma Incumbent Directors shall be considered as though such Person were one of the Non-Alpharma Incumbent Directors as of the Closing Date; provided, however, that there shall be excluded from this clause (b) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a Person other than the Board of Directors;

                     (c) the consummation of a reorganization, merger or
              consolidation involving the Company, if the stockholders of the Company beneficially owning 100% of the aggregate voting power of all classes of Voting Capital Stock that are then outstanding or that are issuable upon conversion or exercise of convertible securities, options, warrants or rights that are then outstanding immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, beneficially own more than 50% of the aggregate voting power of all classes of Voting Capital Stock that are then outstanding or issuable upon conversion or exchange of convertible securities, options, warrants or rights that are then outstanding; or

                     (d) a liquidation or dissolution of the Company (other than pursuant to the United States Bankruptcy Code) or the conveyance, transfer or leasing of all or substantially all of the assets of the Company to any Person.

       "Closing" has the meaning set forth in Section 2.1 of this Agreement.

       "Closing Date" has the meaning set forth in Section 2.1 of this Agreement.

       "Common Stock" means (i) prior to the Effective Time (as defined in the Merger Agreement), the Old Common Stock, and (ii) at and after the Effective Time, the New Common Stock.

       "Company" means the party named as such above until a successor replaces it pursuant to the applicable provision hereof and thereafter means the successor to such party.

       "Depositary Agreement" shall have the meaning ascribed to it in the Preamble to this Master Agreement.

       "Effective Time" shall have the meaning ascribed to it in the Merger Agreement.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended.

       "Financial Statements" has the meaning set forth in Section 3.7(a) of the Loan Agreement.

       "First Loan" has the meaning set forth in Section 2.3 of the Loan Agreement.

       "Forty Percent Limit" has the meaning set forth in Section 6.1 of this Agreement.

       "GAAP" means U.S. generally accepted accounting principles as in effect from time to time.

       "Guaranty Agreement" means the Guaranty Agreement dated as of February 16, 1999 between the Company and the Parent.

       "Indebtedness" means and includes:

                     (a) all items which in accordance with GAAP would be
              included on the liability side of a balance sheet on the date as of which

              Indebtedness is to be determined (excluding capital stock, surplus reserves and deferred credits);

                     (b) all guaranties, letter of credit, contingent
              reimbursement obligations and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, indebtedness of others; and

                     (c) all indebtedness secured by any Lien existing on any
              interest of the Person with respect to which indebtedness is being determined in Property owned subject to such Lien whether or not the indebtedness secured thereby shall been assumed.

       "Intellectual Property" has the meaning set forth in Section 3.11(a) of the Loan Agreement.

       "Lien" means any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract, and shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions and other title exceptions.

       "Loan" means any borrowing by the Company of up to a maximum principal amount of $40,000,000 from Alpharma pursuant to Section 2.1 of the Loan Agreement and the other terms and conditions of the Loan Agreement.

       "Loan Agreement" shall have the meaning ascribed to it in the Preamble to this Master Agreement.

       "Material Adverse Effect" means any development, change or effect that is materially adverse to the business, Properties (including, without limitation, Intellectual Property), assets, net worth, financial condition, results of operations or future prospects (including, without limitation, future equity value) of the Company or Alpharma, as the case may be, and its Subsidiaries taken as a whole.

       "May 1998 Securities Purchase Agreement" means the Series G Securities Purchase Agreement dated as of May 13, 1998 by and among the Company and the Purchasers named in Schedule I thereto, as amended.

       "Merger" has the meaning set forth in the Preamble to this Agreement.

       "Merger Agreement" has the meaning set forth in the Preamble to this Agreement.

       "Merger Consideration" has the meaning set forth in Section 1.4(a) of the Merger Agreement.

       "New Common Stock" has the meaning set forth in the preamble to this Agreement.

       "Non-Alpharma Directors" has the meaning set forth in Section 6.3 of this Agreement.

       "Note" means the note to be issued by the Company to Alpharma pursuant to
       Section 2.2(a) of the Loan Agreement, provided however, that in the event that Alpharma exchanges all or a portion of the Note for one or more Notes in accordance with Section 2.2(c) of the Loan Agreement or transfers all or a portion of the Note in accordance with Article XII of the Loan Agreement, all references to the Note in this Agreement shall be deemed to include the Notes issued by the Company upon such exchange or transfer.

       "Note Conversion Shares" has the meaning set forth in Section 3.4(b) of the Loan Agreement.

       "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

       "Old Common Stock" has the meaning set forth in the preamble to this Agreement.

       "Option Determination Date" has the meaning set forth in the Depositary Agreement.

       "Option Expiration Date" has the meaning set forth in the Depositary Agreement.

       "Person" means any individual, corporation, association, company, business trust, partnership, joint venture, joint-stock company, limited liability company, trust, unincorporated organization or association or government or any agency or political subdivision thereof.

       "Property" means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

       "Proxy Statement/Prospectus" has the meaning set forth in Section 4.1 of this Agreement.

       "Registration Rights Agreement" means the Registration Rights Agreement dated as of February 16, 1999 between the Company and Alpharma.

       "S-4 Registration Statement" has the meaning set forth in Section 4.2 of this Agreement.

       "SEC" means the United States Securities and Exchange Commission.

       "Second Amendment" shall mean the Second Amendment dated as of February 16, 1999 to the May 1998 Securities Purchase Agreement.

       "Securities" means the Note and the Note Conversion Shares.

       "Securities Act" means the Securities Act of 1933, as amended.

       "Standstill Period" has the meaning set forth in Section 6.1 of this Agreement.

       "Stockholder Meeting" has the meaning set forth in Section 4.1 of this Agreement.

       "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than fifty percent (50%) of the Voting Capital Stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

       "Voting Capital Stock" means the Capital Stock of the Company entitled to vote generally in the election of directors.

       The term "to the knowledge of" or derivatives thereof shall mean the actual knowledge of the Chief Executive Officer or the Vice President, Finance of the Company.

1.2    RULES OF CONSTRUCTION

       Unless the context otherwise requires:

              a. a term has the meaning assigned to it;

              b. an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

              c. "or" is not exclusive;

              d. words in the singular include the plural and in the plural include the singular;

              e. provisions apply to successive events and transactions; and

              f. "herein," "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.


                                   ARTICLE II

                                   THE CLOSING

2.1 THE CLOSING. The Closing of the transactions contemplated by this Agreement (the "Closing") shall occur within five days after the satisfaction or waiver of all of the conditions to the obligations of the parties hereunder, including without limitation the conditions set forth in Article V hereof and in Section 4.2 of the Loan Agreement (the date of such Closing being referred to as the "Closing Date").

2.2 ACTIONS AT THE CLOSING. At the Closing, (a) the Company shall deliver to Alpharma the certificates, instruments and documents referred to in
       Section 5.2(j), (b) the Company shall file with the Secretary of State of the State of Delaware the Certificate of Merger and (c) following the Effective Time of the Merger, Alpharma and the Company shall take such other actions as are provided in this Agreement, the Merger Agreement and the Ancillary Agreements.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

3.1 COMPANY REPRESENTATIONS AND WARRANTIES. The Company has made certain representations and warranties to Alpharma pursuant to Article III of the Loan Agreement, which representations and warranties are incorporated herein by reference. The Company hereby confirms that such representations and warranties are true and correct in all respects as of the date hereof as if included herein.

3.2 ALPHARMA REPRESENTATIONS AND WARRANTIES. Alpharma represents and warrants to the Company that:

       (a) it is an "accredited investor" as that term is defined in Rule 501(a) promulgated under the Securities Act,

       (b) it has the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Company,

       (c) it has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management,

       (d) it is acquiring the Securities for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and Alpharma has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof,

       (e) it is not in material breach or violation of, or in default under, any term or provision of (i) its Certificate of Incorporation or Bylaws, (ii) any indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its Property is subject, the effect of which breach, violation or default, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect with respect to Alpharma, or (iii) any statute, judgment, decree, order, rule or regulation applicable to Alpharma or of any arbitrator, court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, having jurisdiction over Alpharma or any of its activities or properties and the effect of which breach, violation or default, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect with respect to Alpharma,

       (f) it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company,

       (g) it understands that the Securities have not been registered under the Securities Act and it will not offer, sell, transfer, pledge, hypothecate or otherwise dispose of any Securities except pursuant to an exemption from, or otherwise in a transaction not subject to, the registration requirements of the Securities Act or pursuant to an effective registration statement under the Securities Act, and, in each case, in accordance with any applicable state securities or "blue sky" laws,

       (h) it has full power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements,

       (i) the Person executing this Agreement and the Ancillary Agreements on behalf of Alpharma has the appropriate authority to act on behalf of Alpharma,

       (j) it has full power and authority to execute and deliver this Agreement, the Ancillary Agreements and such other documents furnished or to be furnished by Alpharma hereunder, this Agreement and the Ancillary Agreements have each been duly authorized, executed and delivered by Alpharma and each constitutes a legal, valid and binding agreement of Alpharma, enforceable against Alpharma in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity,

       (k) the compliance by Alpharma with the provisions of this Agreement and the Ancillary Agreements and the consummation of the other transactions contemplated hereby or thereby will not result in the creation or imposition of any lien, charge, security interest or encumbrance upon any of the assets of Alpharma pursuant to the terms or provisions of, or result in a breach or violation of or conflict with any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (i) the Certificate of Incorporation and Bylaws of Alpharma, (ii) any contract or other agreement to which Alpharma is a party or by which Alpharma or any of its respective properties is bound, or (iii) any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body, domestic or foreign, applicable to the business or properties of Alpharma, except, with respect to clauses (ii) and
              (iii), in circumstances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to Alpharma,

       (l) it has not employed any broker or finder in connection with the transactions contemplated by this Agreement or the Ancillary Agreements,

       (m) it acknowledges receipt of, and the opportunity to review, the information that it believes necessary to make an investment in the Securities, including, without limitation, the Financial Statements and the other documents referenced in the Loan Agreement as having been delivered to Alpharma by the Company,

       (n) there is no action, suit, proceeding or investigation pending, or, to the knowledge of Alpharma, threatened, against Alpharma before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, or any action, suit, proceeding or investigation pending, or, to the knowledge of Alpharma, threatened, which challenges the validity of any action taken or to be taken pursuant to or in connection with this Agreement and the Ancillary Agreements or the issuance of the Note or the Note Conversion Shares, which would not reasonably be expected to have a Material Adverse Effect with respect to Alpharma, and

       (o) Alpharma (i) is duly incorporated, validly existing and in good standing under the laws of the State of Maryland, and has all requisite corporate power and authority to carry on its business as now conducted and proposed to be conducted, and (ii) is duly qualified to do business as a foreign corporation and is in good standing (or the equivalent thereof under applicable law) in each jurisdiction in which the conduct of its business requires such qualification by reason of the ownership or leasing of property or otherwise (except for those jurisdictions in which the failure so to qualify does not have a Material Adverse Effect with the respect to Alpharma).


                                   ARTICLE IV

                      STOCKHOLDER MEETING; PROXY MATERIAL;
                 REGISTRATION STATEMENT; STOCK LISTING; INDEMNIFICATION

4.1 Stockholder Meeting; Proxy Material. The Company shall cause a meeting of its stockholders (the "Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of (i) the Merger Agreement (including the exhibits attached thereto) and the transactions contemplated thereby, including the Merger, and (ii) the Second Amendment and the transactions contemplated thereby. The Board of Directors of the Company shall recommend approval and adoption of (i) the Merger Agreement (including the exhibits attached thereto) and the transactions contemplated thereby, including the Merger, and (ii) the Second Amendment and the transactions contemplated thereby, by the Company's stockholders. In connection with the Stockholder Meeting, the Company (a) will promptly prepare and file with the SEC, will use its best efforts to have cleared by the SEC and will thereafter mail to its stockholders as promptly as practicable a proxy statement/prospectus and all other documents which may be required to be filed or mailed in connection with the Stockholder Meeting (collectively, the "Proxy Statement/Prospectus") and the consummation of the transactions contemplated by (i) the Merger Agreement and (ii) the Second Amendment, (b) will use its best efforts to obtain the necessary approvals by its stockholders of (i) the Merger Agreement (including the exhibits attached thereto) and the transactions contemplated thereby, including the Merger, and (ii) the Second Amendment and the transactions contemplated thereby, and (c) will otherwise comply with all legal requirements applicable to the Stockholder Meeting.

4.2 S-4 Registration Statement. Promptly following the resolution to the satisfaction of the SEC of all SEC comments on the Proxy Statement/Prospectus (or the expiration of the ten-day period under Rule 14a- 6(a) under the Exchange Act if no SEC comments are received by such date), the Company shall promptly prepare and file with the SEC, under the Securities Act, a registration statement on Form S-4 with respect to the Depositary Shares and the underlying shares of New Common Stock (the "S-4 Registration Statement") and shall use its best efforts to cause the S-4 Registration Statement to be declared effective as promptly as practicable. The Company shall take any action required to be taken under foreign or state securities or Blue Sky laws in connection with the issuance of the Merger Consideration.

4.3 Cooperation. Alpharma will provide all information relating to Alpharma and its Affiliates for use in preparation of the Proxy Statement/Prospectus and the S-4 Registration Statement. The Company shall give Alpharma and its counsel reasonable opportunity to review and comment upon the Proxy Statement/Prospectus and the S-4 Registration Statement and any amendments thereto prior to the filing thereof with the SEC and prior to dissemination of the Proxy Statement/Prospectus to the stockholders of the Company. The Company shall provide Alpharma and its counsel with a copy of any written comments or telephonic notification of any verbal comments the Company may receive from the SEC or its staff with respect to the Proxy Statement/Prospectus and the S-4 Registration Statement promptly after the receipt thereof, shall permit Alpharma and its counsel to participate in the preparation of any written responses or any verbal responses of the Company or its counsel and shall provide Alpharma and its counsel with a copy of any written responses and telephonic notification of any verbal responses of the Company or its counsel. The Company agrees to use its best efforts, after consultation with Alpharma, to respond promptly to all such comments of or requests by the SEC and to cause the Proxy Statement/Prospectus and all required amendments and supplements to be mailed to the stockholders entitled to vote at the Stockholder Meeting at the earliest practicable time. The

       Proxy Statement/Prospectus shall contain the recommendations of the Board of Directors of the Company referred to in Section 4.1.

4.4    Indemnification.

       (a) The Company will indemnify and hold harmless Alpharma, each of its directors and officers and each person, if any, who controls Alpharma within the meaning of the Securities Act and the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which Alpharma may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the S-4 Registration Statement as of its effective date or in the Proxy Statement/Prospectus as of the date on which it is distributed to the Company's stockholders and as of the date of the Stockholder Meeting, (ii) any omission or alleged omission to state a material fact required to be stated in the S-4 Registration Statement or necessary to make the statements therein not misleading as of its effective date or (iii) any omission or alleged omission to state a material fact required to be stated in the Proxy Statement/Prospectus or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading as of the date on which the Proxy Statement/Prospectus is distributed to the Company's stockholders and as of the date of the Stockholder Meeting, and the Company will reimburse Alpharma for any legal or any other expenses reasonably incurred by Alpharma in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in the S-4 Registration Statement or the Proxy Statement/Prospectus in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of Alpharma specifically for use in the preparation thereof.

       (b) Alpharma will indemnify and hold harmless the Company, each of its directors and officers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers or controlling persons may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the S-4 Registration Statement as of its effective date or in the Proxy Statement/Prospectus as of the date on which it is distributed to the Company's stockholders and as of the date of the Stockholder Meeting, (ii) any omission or alleged omission to state a material fact required to be stated in the S-4 Registration Statement or necessary to make the statements therein not misleading as of its effective date or (iii) any omission or alleged omission to state a material fact required to be stated in the Proxy Statement/Prospectus or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading as of the date on which it is distributed to the Company's stockholders and as of the date of the Stockholder Meeting if the statement or omission was made in reliance upon and in conformity with information relating to Alpharma furnished in writing to the Company by or on behalf of Alpharma specifically for use in connection with the preparation of the S-4 Registration Statement or the Proxy Statement/Prospectus.

       (c) Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section except to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflicting interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided further that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

4.5 Stock Listing. The Company shall file a listing application with the Nasdaq National Market to list the Depositary Shares to be issued in connection with the Merger, and upon exercise or conversion of options, warrants and convertible securities of the Company which are exercised or converted after the Effective Time, on the Nasdaq National Market and shall use reasonable efforts to cause such listing application to be approved.

4.6 Fiduciary Duties. Neither the Company nor its Board of Directors shall be obligated to make either of the recommendations set forth in Section 4.1 to the extent that the making of such recommendation would be inconsistent with the fiduciary duties of the Board of Directors of the Company, as determined in good faith by the Company's Board of Directors.


                                    ARTICLE V

                          CONDITIONS TO OBLIGATIONS OF
                            ALPHARMA AND THE COMPANY

5.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The obligation of the Company to consummate the Merger and the other transactions contemplated by the Merger Agreement, and the respective obligations of Alpharma and the Company to consummate the transactions contemplated by this Agreement and the Ancillary Agreements (other than the obligation of Alpharma to make the First Loan, which is subject to the fulfillment or waiver of the conditions set forth in Section 4.1 of the Loan Agreement, and the obligation of the Company to issue the Note, which is subject to the fulfillment or waiver of the conditions set forth in Section 5.1 of the Loan Agreement) are subject to the satisfaction of the following conditions:

       (a) Stockholder Approval. The Company's stockholders shall have approved and adopted the Merger Agreement (including the exhibits attached thereto) and transactions contemplated thereby, including the Merger.

       (b) S-4 Registration Statement. The S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued by the SEC and remain in effect.

       (c) Litigation. No action, suit or proceeding shall be pending or threatened by or before any court, regulatory body, administrative agency or any other governmental agency or body wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of the Merger or any of the other transactions contemplated by the Merger Agreement, this Agreement, the Guaranty Agreement and the Ancillary Agreements or (ii) cause the Merger or any of the other transactions contemplated by the Merger Agreement, this Agreement, the Guaranty Agreement and the Ancillary Agreements to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect.

       (d) Second Amendment to May 1998 Securities Purchase Agreement Amendment. The Second Amendment shall be in full force and effect. The Second Amendment Closing Date (as defined in the Second Amendment) shall have occurred and all the other transactions required by the Second Amendment to have occurred at or prior to the Closing Date shall have occurred.

5.2 CONDITIONS TO ALPHARMA'S OBLIGATIONS. The obligation of Alpharma to consummate the transactions contemplated by this Agreement and the Ancillary Agreements (other than the obligation of Alpharma to make the First Loan, which is subject to the fulfillment or waiver of the conditions set forth in Section 4.1 of the Loan Agreement) is subject to the fulfillment to its reasonable satisfaction, or the waiver by Alpharma, on or prior to the Closing Date, of each of the following conditions:

       (a) Representations and Warranties Correct. The representations and warranties of the Company which are set forth in the Loan Agreement and incorporated herein pursuant to Section 3.1 hereof shall be (x) true and correct on and as of the date hereof and (y) true and correct in all material respects on and as of the Closing Date with the same force and effect as if they had been made on and as of the Closing Date, except in the case of clause (y) for
              (i) those representations and warranties which address matters only as of a particular date (which shall be true and correct as of such date) and (ii) circumstances in which the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company.

       (b) Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with on or prior to the Closing Date by the Company shall have been performed or complied with by the Company in all material respects on or prior to the Closing Date.

       (c) No Impediments. No statute, judgment, order or decree of any court, regulatory body, administrative agency or any other governmental agency or body shall be in effect which would impose any material limitation on the ability of Alpharma to exercise full rights of ownership of the Securities.

       (d) No Defaults. The Company shall not be in default under an indenture, mortgage, agreement, instrument or commitment evidencing or under which there is at the time outstanding any Indebtedness of the Company or any Subsidiary in excess of $200,000 or which results in such Indebtedness, in an aggregate amount (with other defaulted Indebtedness) in excess of $200,000, becoming due and payable prior to its due date.

       (e) No Material Adverse Events. Except as set forth in the schedules attached to the Loan Agreement pursuant to Article III thereof, as disclosed in the 1934 Act Filings (as defined in the Loan Agreement) filed with the SEC prior to the date hereof or as set forth in Schedule 4.1(e) to the Loan Agreement, since September 30, 1998, there shall have been no Material Adverse Effect with respect to the Company (other than the continued incurrence of losses in the ordinary course of business).

       (f) Compliance Certificate. The Company shall have delivered to Alpharma a certificate of the Company's President, dated the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (d) and (e) of this Section 5.2.

       (g) Proceedings and Other Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement, the Merger Agreement and the Ancillary Agreements shall have been taken, and Alpharma shall have received such other documents and instruments in form and substance reasonably satisfactory to it and its counsel, as to such other matters incident to the transaction contemplated hereby as it may reasonably request. The Merger Agreement and the Ancillary Agreements shall be in full force and effect. The Merger shall have occurred and all the other transactions required by the Merger Agreement and the Ancillary

              Agreements to have occurred at or prior to the Effective Time shall have occurred.

       (h) Opinion of Counsel. Alpharma shall have received the opinion of Hale and Dorr LLP, counsel for the Company, dated the Closing Date, substantially with respect to the matters set forth on Exhibit A attached hereto.

       (i) Consents, Waivers, Etc. The Company shall have obtained all consents or waivers necessary to execute and deliver this Agreement, the Merger Agreement and the Ancillary Agreements, effect the Merger, issue the Securities and carry out the transactions contemplated hereby and thereby, and all such consents and waivers shall be in full force and effect.

       (j) Delivery. The Company shall have delivered to Alpharma (i) the Note (in accordance with Section 4.1(l) of the Loan Agreement) and
              (ii) the following:

              (A) A certified copy of the Company's certificate of incorporation and all amendments thereto, appropriately authenticated;

              (B) A copy of the Company's bylaws, as amended to date, certified as being true by a principal Officer of the Company; and

              (C) A certificate of good standing of the Company as a foreign corporation certified as of a recent date by the Secretary of State of the Commonwealth of Massachusetts, and from every jurisdiction in which the Company is qualified to do business.

       (k) Appraisal Rights. The number of shares as to which appraisal rights have been asserted by stockholders of the Company in connection with the Merger pursuant to Section 262 of the Delaware General Corporation Law shall not exceed 5% of the number of shares of Voting Capital Stock then outstanding.

       (l) Board of Directors. The Board of Directors of the Company shall have elected a nominee of Alpharma to serve as a Class I Director of the Company immediately prior to, or concurrently with, the Effective Time.

       (m) Ancillary Agreements. The Merger Agreement and each of the Ancillary Agreements shall have been executed and delivered by the Company and the other parties thereto.

       (n) Call Option Transfer. Immediately following the Effective Time of the Merger, the Company shall have transferred the Call Option to Alpharma by executing the Call Option Assignment attached hereto as Exhibit C.

5.3 CONDITIONS TO THE COMPANY'S OBLIGATIONS. The Company's obligations to consummate the Merger and the other transactions contemplated by this Agreement, the Merger Agreement and the Ancillary Agreements (other than the obligation of the Company to issue the Note, which is subject to the fulfillment or waiver of the conditions set forth in Section 5.1 of the Loan Agreement) are subject to the fulfillment to its reasonable satisfaction, or the waiver by the Company, on or prior to the Closing Date, of each of the following conditions:

       (a) Representations and Warranties Correct. The representations and warranties of Alpharma in Section 3.2 hereof shall be (x) true and correct on and as of the date hereof and (y) true and correct in all material respects on and as of the Closing Date with the same force and effect as if they had been made on and as of the Closing Date, except in the case of clause (y) for (i) those representations and warranties which address matters only as of a particular date (which shall be true and correct as of the such date) and (ii) circumstances in which the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to Alpharma.

       (b) Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with on or prior to the Closing Date by Alpharma shall have been performed or complied with in all material respects on or prior to the Closing Date.

       (c) Compliance Certificate. Alpharma shall have delivered to the Company a certificate of Alpharma's President, dated the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a) and (b) of this Section 5.3.

       (d) No Impediments. No statute, judgment, order or decree of any court, regulatory body, administrative agency or any other governmental agency or body shall be in effect which would impose any material limitation on the ability of the Company to exercise its rights under this Agreement and the Ancillary Agreements.

       (e) Opinion of Counsel. The Company shall have received the opinion of Kirkland & Ellis, counsel for Parent and Alpharma, dated the Closing

              Date, substantially with respect to the matters set forth on Exhibit B attached hereto.

       (f) Consents, Waivers, Etc. On or prior to the Closing Date, the Company shall have obtained all consents or waivers necessary to execute and deliver this Agreement, the Merger Agreement and the Ancillary Agreements, effect the Merger, issue the Securities and carry out the transactions contemplated hereby and thereby, and all such consents and waivers shall be in full force and effect.

       (g) Ancillary Agreements. Each of the Ancillary Agreements shall have been executed and delivered by Alpharma and the other parties thereto.

       (h) Guaranty Agreement. The Guaranty Agreement shall have been executed and delivered by Parent.

       (i) Proceedings and Other Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement, the Merger Agreement, the Guaranty Agreement and the Ancillary Agreements required to be taken by Alpharma or Parent shall have been taken, and the Company shall have received such other documents and instruments in form and substance reasonably satisfactory to it and its counsel, as to such other matters incident to the transaction contemplated hereby as it may reasonably request. The Guaranty Agreement and the Ancillary Agreements shall be in full force and effect.

       (j) First Loan. Alpharma shall have made the First Loan to the Company under the Loan Agreement and any other Loan properly requested by the Company to be made on or prior to the Closing Date.

5.4 COOPERATION. The Company and Alpharma shall each take all reasonable steps and use all reasonable efforts necessary or desirable, and shall cooperate with the other party to enable it, to obtain, as promptly as practicable, all approvals, authorizations, certificates, consents and clearances required to consummate the transactions contemplated by this Agreement, the Merger Agreement and the Ancillary Agreements and satisfy the conditions set forth in this Article V. Each of the Company and Alpharma shall cooperate with the other party to agree, prior to the Effective Time, upon a reasonable valuation of the Call Option.

                                   ARTICLE VI

                        COVENANTS OF ALPHARMA AND PARENT

6.1 STANDSTILL AGREEMENT. Each of the Parent and Alpharma agrees that, during the period beginning on the date hereof and ending on (a) the date this Agreement terminates (if this Agreement terminates pursuant to Section 8.8(a)(i) or (ii)) or (b) the seventh anniversary of the date this Agreement terminates (if this Agreement terminates pursuant to Section 8.8(a)(iii)) (the "Standstill Period"), unless it has obtained the prior written consent of the Company by vote of the majority of the Non-Alpharma Directors of the Company then in office, it will not, and it will cause its Affiliates to not:

       (i) acquire, directly or indirectly, by purchase or otherwise, of record or beneficially, any Voting Capital Stock (which for purposes of this Agreement shall include without limitation New Common Stock, Depositary Shares and Depositary Receipts), any securities of the Company convertible into Voting Capital Stock (which for purposes of this Agreement shall include without limitation any convertible notes of the Company issued pursuant to the Loan Agreement), or any rights, options or warrants to acquire Voting Capital Stock of the Company, if after such acquisition (and after giving effect to the conversion of any such convertible securities and the exercise of any such rights, options or warrants held by Parent, Alpharma and their respective Affiliates (including an aggregate of 5,614,035 shares of Common Stock of the Company issued or issuable upon conversion of the Note, irrespective of whether the Note or any principal thereunder is outstanding at such time)), Parent, Alpharma and their respective Affiliates would together own of record or beneficially in the aggregate more than forty percent (40%) of the aggregate voting power of all classes of Voting Capital Stock that are then outstanding or that are issuable upon conversion or exercise of convertible securities, options, warrants or rights of the Company that are then outstanding (the "Forty Percent Limit"); provided that notwithstanding the provisions of this clause (i) the foregoing restrictions shall not apply to voting securities acquired (or deemed owned as provided above) in connection with the existence or exercise of the Call Option. If the number of shares of Voting Capital Stock that are then outstanding or that are issuable upon conversion or exercise of convertible securities, options, warrants or rights of the Company that are then outstanding is reduced or if the aggregate ownership of Parent, Alpharma and their respective Affiliates in the Company is increased as a result of a recapitalization of the Company or as a result of any other action taken by the Company, Parent, Alpharma and their respective Affiliates will not be required to dispose of (and may continue to vote in accordance with Section 6.4) any of its or their holdings of Voting Capital Stock even though such action resulted in Parent's, Alpharma's and their respective Affiliates' aggregate ownership exceeding the Forty Percent Limit.

                Except as otherwise explicitly provided above, if Parent, Alpharma and their respective Affiliates shall at any time during the Standstill Period own in the aggregate in excess of the Forty Percent Limit, then:

                     (X) Parent and Alpharma shall (or shall cause their respective Affiliates to) sell as promptly as practicable under the circumstances sufficient Voting Capital Stock so that after such sale Parent, Alpharma and their respective Affiliates shall not own in the aggregate more than the Forty Percent Limit, and

                     (Y) notwithstanding Section 6.4 to the contrary, Parent and Alpharma shall (and shall cause their respective Affiliates to) refrain from voting on any matter as to which the holders of all classes of Voting Capital Stock shall have the right to vote with respect to any such Voting Capital Stock held by Parent, Alpharma and their respective Affiliates in excess of the Forty Percent Limit (provided, however, that the foregoing paragraph shall not be deemed to limit the Company's remedies in the event that the excess Voting Capital Stock were acquired in violation of this Section);

       (ii) "solicit" proxies with respect to voting securities of the Company under any circumstances or become a "participant" in any "election contest" relating to the election of directors of the Company, as such terms are defined in Regulation 14A under the Exchange Act;

       (iii) deposit any voting securities of the Company in a voting trust or subject them to a voting agreement or other agreement of similar effect;

       (iv) initiate, propose or otherwise solicit stockholders of the Company for the approval of one or more stockholder proposals at any time, or induce or attempt to induce any other person to initiate any stockholder proposal;

       (v) present, or propose to present, publicly or otherwise, to the Company, the Board of Directors of the Company or the stockholders of the

                Company any proposal or offer for a merger, tender or exchange offer or other form of business combination involving the Company, or effect, propose to effect or cause to occur any of the foregoing; or

       (vi) take any action individually or jointly with any partnership, limited partnership, syndicate, or other group or assist any other person, corporation, entity or group in taking any action it could not take individually under the terms of this Agreement.

6.2 RESIGNATION. Alpharma shall cause any director of the Company nominated by Alpharma and appointed to the Board of Directors as contemplated by
       Section 5.2(l) of this Agreement and Section 6.5 of the Loan Agreement, and any successor or replacement thereof then in office who was elected to the Board of Directors upon the nomination of Alpharma (the "Alpharma Director"), to resign from the Board of Directors effective upon the Option Expiration Date.

6.3    RECUSAL.

       (a) Alpharma Director. Alpharma shall cause the Alpharma Director to abstain from voting on and/or recuse himself from any matter to be discussed, considered and/or acted upon at any meeting of the Board of Directors of the Company or of a committee of the Board of Directors of the Company with respect to which the Company and Alpharma have a potential conflict of interest, if counsel to the Company advises the Board of Directors of the Company or such committee of the Board of Directors of the Company that such abstention and/or recusal is appropriate given such potential conflict of interest. The Company shall have the right by vote of a majority of all directors of the Company then in office other than the Alpharma Director (the "Non-Alpharma Directors") to exclude the Alpharma Director from access to any documents or other materials provided to the other members of the Board of Directors of the Company which relate to any matter with respect to which the Company and Alpharma have a potential conflict of interest if counsel to the Company advises the Non-Alpharma Directors that such exclusion is appropriate given such potential conflict of interest.

       (b) Non-Alpharma Directors. The Company shall request that any Non-Alpharma Director abstain from voting and/or recuse himself from any matter to be discussed, considered and/or acted upon at any meeting of the Board of Directors of the Company or of a Committee of the Board of Directors of the Company with respect to which the Company and such Non-Alpharma Director (or an Affiliate of such

                Non-Alpharma Director) have a potential conflict of interest, if counsel to the Company advises the Board of Directors of the Company or such committee of the Board of Directors of the Company that such abstention and/or recusal is appropriate given such potential conflict of interest.

6.4    VOTING OF CAPITAL STOCK. During the Standstill Period, subject to clause
       (Y) of clause (i) of Section 6.1, in any election of directors and in any other vote to be taken by the stockholders of the Company as to any matter (whether taken at an annual or special meeting of stockholders or by written action), Parent and Alpharma shall, and shall cause their respective Affiliates to, vote any Depositary Shares (or shares of New Common Stock following the Option Expiration Date), or other Voting Capital Stock which Parent, Alpharma or their respective Affiliates hold, in the same manner and in the same proportion as the votes cast by the other holders of Depositary Shares (or shares of New Common Stock following the Option Expiration Date) or such other Voting Capital Stock.


                                   ARTICLE VII

                            COVENANTS OF THE COMPANY


       The Company hereby covenants and agrees as follows:

7.1 GENERAL COMPANY COVENANTS. The Company shall perform and comply with the covenants of the Company set forth in Sections 6.1 through 6.8 and Sections 7.1 through 7.13 of the Loan Agreement (including the definitions set forth in Section 1.1 of the Loan Agreement to the extent applicable to such sections), which covenants are incorporated herein by reference, whether or not the Loan Agreement is in effect or any amounts are outstanding thereunder, as if such covenants (including the definitions set forth in Section 1.1 of the Loan Agreement to the extent applicable to such sections) were included herein. Any waiver by Alpharma or any holder of the Note of any of such covenants under the terms of the Loan Agreement shall not constitute a waiver of any covenant of the Company under this Agreement unless Alpharma waives such covenant in accordance with Section 8.5(a).

7.2 CALL OPTION TRANSFER. Immediately following the Effective Time of the Merger, the Company shall transfer the Call Option to Alpharma by executing the Call Option Assignment attached hereto as Exhibit C.

7.3 FUTURE OPTION GRANTS. Any options to purchase shares of Common Stock granted by the Company to officers, directors or employees of, or consultants or advisors to, the Company from and after the date hereof through the Option Expiration Date shall provide that such options may not be exercised on the Option Closing Date (as defined in the Depositary Agreement).

7.4 FURTHER ASSURANCES. From time to time the Company shall execute and deliver to Alpharma such other instruments, certificates, agreements and documents and take such other action and do all other things as may be reasonably requested by Alpharma in order to implement or effectuate the terms and provisions of this Agreement.



                                  ARTICLE VIII

                                  MISCELLANEOUS

8.1 NOTICES. All notices, requests, demands, claims, and other communications to any party hereunder or pursuant to the terms hereof shall be in writing. Any such notice, request, demand, claim, or other communication to any party hereunder shall be deemed duly delivered three Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one Business Day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

                If to Alpharma, to:

                       Alpharma USPD Inc.
                       7205 Windsor Blvd.
                       Baltimore, MD  21244
                       Attention:  President
                with a copy to:

                       Alpharma USPD Inc.
                       7205 Windsor Blvd.
                       Baltimore, MD  21244
                       Attention: Chief Legal Officer

                If to Parent, to:

                       Alpharma, Inc.
                       One Executive Drive
                       Fort Lee, New Jersey  07024
                       Attention:  President

                with a copy to:

                       Alpharma, Inc.
                       One Executive Drive
                       Fort Lee, New Jersey  07024
                       Attention:  Chief Legal Officer

                If to the Company, to:

                       Ascent Pediatrics, Inc.
                       187 Ballardvale Street, Suite B125
                       Wilmington, Massachusetts  01887
                       Attention:  Alan R. Fox

                with a copy to:

                       Hale and Dorr LLP
                       60 State Street
                       Boston, Massachusetts  02109
                       Attention: David E. Redlick, Esq.

       Any party may give any such notice, request, demand, claim, or other communication using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

8.2 DUPLICATE ORIGINALS. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

8.3 PRESS RELEASES AND ANNOUNCEMENTS. Neither Parent or Alpharma, on the one hand, nor the Company, on the other hand, shall issue any press release or public disclosure relating to the existence of, or the subject matter of this Agreement, the Merger Agreement or any of the Ancillary Agreements without the prior written approval of the other party; provided, however, that any party hereto may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing party shall advise the other party and provide it with a copy of the proposed disclosure prior to making the disclosure).

8.4 GOVERNING LAW. The laws of the State of Delaware, without regard to principles of conflicts of law, shall govern this Agreement.

8.5    AMENDMENTS; NO WAIVERS.

       (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in case of an amendment, by Alpharma and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that no such amendment or waiver on behalf of the Company shall be effective without the approval of a majority of the Non-Alpharma Directors.

       (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

8.6 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto. Notwithstanding the foregoing, Alpharma may assign, delegate or otherwise transfer all of its rights and obligations under this Agreement to a transferee that acquires all or substantially all of the business, assets or capital stock of Alpharma; provided that (a) Alpharma also assigns, delegates or otherwise transfers all of its rights and obligations under the Depositary Agreement to such transferee and (b) such transferee agrees in writing to be bound by and subject to the provisions of this Agreement and the Depositary Agreement.

8.7 SPECIFIC PERFORMANCE. The Company, Parent and Alpharma acknowledge and agree that Alpharma's and the Company's respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, agree that, in the event of a breach or threatened breach by Alpharma, Parent or the Company of any of the provisions of this Agreement, in addition to any remedies at law or otherwise, Alpharma and the Company, respectively, without posting any bond shall be entitled to seek equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

8.8    TERMINATION.

       (a) This Agreement shall terminate upon the earliest of (i) September 30, 1999 if the Closing has not occurred prior to or on such date,
              (ii) the Option Closing Date and (iii) the Option Expiration Date; provided that, notwithstanding the foregoing, (A) the terms of Sections 4.4 and 8.12 of this Agreement and the obligations thereunder shall survive the termination contemplated by this
              Section 8.8 in accordance with their respective terms, and (B) the terms of Sections 6.1 and 6.4 of this Agreement and the obligations thereunder shall survive the termination contemplated by this Section 8.8 in accordance with their respective terms and shall terminate upon the expiration of the Standstill Period.

       (b) Notwithstanding the foregoing, (i) Alpharma may terminate this Agreement upon written notice to the Company if (A) the Board of Directors of the Company withdraws its recommendation of the Merger or (B) the stockholders fail to approve the Merger Agreement (including the exhibits thereto) and the transactions contemplated thereby, including the Merger, at the Stockholder Meeting, and (ii) the Company may terminate this Agreement upon written notice to Alpharma if the Board of Directors withdraws its recommendation of the Merger in accordance with its fiduciary duties as provided in Section 4.6 of this Agreement. In either of such events, the Company shall pay to Alpharma in cash a termination fee in the amount of $1,200,000, such termination fee to be payable within ten Business Days after such termination.

8.9 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein, including the Merger Agreement, the Ancillary Agreements and the

       Guaranty Agreement) constitutes the entire agreement among the parties and supersedes any prior understanding, agreements or representations as between the parties, written or oral, with respect to the subject matter hereof.

8.10 SEPARABILITY. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8.11 HEADINGS, ETC. The Headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

8.12 CONFIDENTIALITY. Each of Parent and Alpharma agree that it will keep confidential and will not disclose, divulge or use for any purpose other than to monitor Alpharma's investment in the Company any confidential, proprietary or secret information which Parent or Alpharma may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to Parent or Alpharma pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder, unless such information is known, or until such information becomes known, to the public (other than as a result of a breach of this Section 8.12 by Parent or Alpharma); provided, however that Parent or Alpharma, as the case may be, may disclose such information if required by law, provided that Parent or Alpharma, as the case may be, provides prior written notice to the Company of such proposed disclosure and takes reasonable steps to avoid and/or minimize the extent of any such required disclosure. Each of Parent and Alpharma further acknowledge and agree that certain of the confidential, proprietary or secret information which it may obtain hereunder may be material non-public information and that neither it nor any of its Affiliates shall engage in any acquisition, disposition or other similar transaction involving the Company's securities on the basis of, or at such time as Parent or Alpharma possesses, such material non-public information.

                         [REMAINDER OF PAGE LEFT BLANK]

       IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above set forth.


Attest:                                         ASCENT PEDIATRICS, INC.


/s/ John G. Bernardi                            By: /s/ Alan R. Fox
-----------------------------                      ----------------------------
       Secretary                                    Title: President


Attest:                                         ALPHARMA USPD INC.


                                                By: /s/ Thomas L. Anderson
-----------------------------                      ----------------------------
       Secretary                                    Title: President



Attest:                                         ALPHARMA, INC.


                                                By: /s/ Jeffrey E. Smith
-----------------------------                      ----------------------------
       Secretary                                    Title: Vice President
                                                           Finance and Chief
                                                           Financial Officer

                                                                       Exhibit A

                          OPINION OF HALE AND DORR LLP

1. Each of the Company and Merger Sub is a corporation existing and in good standing under the General Corporation Law of the State of Delaware.

2. The Company has the requisite corporate power and authority to execute, deliver and perform the Merger Agreement and the Transaction Agreements. The Merger Sub has the requisite corporate power and authority to execute, deliver and perform the Merger Agreement.

3. The Board of Directors of the Company has adopted by requisite vote the resolutions necessary to authorize the execution, delivery and performance by the Company of the Merger Agreement and the Transaction Agreements. The Board of Directors of the Merger Sub has adopted by requisite vote the resolutions necessary to authorize the execution, delivery and performance by the Merger Sub of the Merger Agreement.

4. The Company has duly executed and delivered the Merger Agreement and the Transaction Agreements. The Merger Sub has duly executed and delivered the Merger Agreement.

5. Each of the Merger Agreement and the Transaction Agreements is a valid and binding obligation of the Company and is enforceable against the Company in accordance with its respective terms. The Merger Agreement is a valid and binding obligation of the Merger Sub and is enforceable against the Merger Sub in accordance with its terms.

6. The Note has been duly authorized, executed, issued and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

7. The execution and delivery by the Company of the Merger Agreement and the Transaction Agreements and the performance of its obligations thereunder will not (a) constitute a violation of the certificate of incorporation or bylaws of the Company, (b) constitute a material violation by the Company of any statutory law or governmental regulation covered by this Opinion, or (c) breach, or result in a default under any existing obligation of the Company under any of its Other Specified Agreements. The execution and delivery by the Merger Sub of the Merger Agreement and the performance of its obligations thereunder will not (a) constitute a violation of the certificate of incorporation or bylaws of the Merger Sub or (b) constitute a material violation by the Merger Sub of any statutory law or governmental regulation covered by this Opinion. The term Other Specified Agreements means those agreements set forth on Schedule A attached hereto.

8. Except as provided on the schedule of Governmental Filings attached hereto as Schedule B, to our knowledge and based in part upon the representations of Alpharma in the Master Agreement, neither the Company nor Merger Sub was required to obtain any consent, approval, authorization or order of, or make any filings or registrations with, any United States federal court or governmental agency in order to obtain the right to enter into or perform under the Merger Agreement or, in the case of the Company, any of the Transaction Agreements, or to take any of the actions taken by it on or prior to this date to consummate the transactions contemplated thereby, except for (i) such consents, authorizations, approvals, orders, registrations or filings as have been obtained or made prior to the date hereof, or as permitted to be made or obtained on or after the date hereof pursuant to the Merger Agreement, the Transaction Agreements and the exhibits and schedules thereto, respectively; and (ii) such consents, authorizations, approvals, orders, registrations or filings as could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

9. Neither the Company nor Merger Sub is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                                                                       EXHIBIT B
Form of Kirkland & Ellis Opinion
--------------------------------


1. Alpharma is a corporation existing and in good standing under the laws of the State of Maryland. Parent is a corporation existing and in good standing under the General Corporation Law of the State of Delaware.

2. Alpharma has the corporate power to enter into and perform its obligations under the Transaction Agreements to which it is a party. Parent has the corporate power to enter into and perform its obligations under the Transaction Agreements to which it is a party.

3. The Board of Directors of Alpharma has adopted by requisite vote the resolutions necessary to authorize the execution, delivery and performance by Alpharma of the Transaction Agreements to which it is a party. The Board of Directors of Parent has adopted by requisite vote the resolutions necessary to authorize the execution, delivery and performance by Parent of the Transaction Agreements to which it is a party.

4. Alpharma has duly executed and delivered the Transaction Agreements to which it is a party. Parent has duly executed and delivered the Transaction Agreements to which it is a party.

5. Each of the Transaction Agreements to which Alpharma or Parent is a party is a valid and binding obligation of Alpharma or Parent, respectively, and is enforceable against Alpharma or Parent, as applicable, in accordance with its respective terms.

6. The execution and delivery by each of Alpharma and Parent of the Transaction Agreements to which it is a party and performance of its obligations thereunder will not (a) constitute a violation of the certificate of incorporation or bylaws of Alpharma or Parent, respectively, (b) constitute a material violation by Alpharma or Parent, respectively, of any applicable provision of statutory law or governmental regulation covered by this Opinion or (c) breach, or result in a default under any existing obligation of Alpharma or Parent, respectively, under any of its Other Specified Agreements. Our opinion in this paragraph does not address any impact the actions of Alpharma or Parent may have under any financial covenants or tests, any consequences a default by Alpharma or Parent under any of the Transaction Agreements may have under any of the Other Specified Agreements or any cross default provisions in the Other Specified Agreements. The term Other Specified Agreements means those agreements set forth on Schedule I attached hereto.

7. To our actual knowledge and based in part upon your representations in the Master Agreement, neither Alpharma nor Parent was required to obtain any consent, approval, authorization or order of, or make any filings or registrations with, any United States federal court or governmental agency in order to obtain the right to enter into or perform under any of the Transaction Agreements, or to take any of the actions taken by it on or prior to this date to consummate the transactions contemplated thereby, except for (i) such consents, authorizations, approvals, orders, registrations or filings as have been obtained or made prior to the date hereof, or as permitted to be made or obtained on or after the date hereof pursuant to the Transaction Agreements and the exhibits and schedules thereto, respectively; and (ii) such consents, authorizations, approvals, orders, registrations or filings as could not individually or in the aggregate be expected to have a Material Adverse Effect.

                                                                       EXHIBIT C

                             CALL OPTION ASSIGNMENT

                                                    ________________ __, 1999


       Reference is hereby made to the Depositary Agreement (the "Depositary Agreement") dated as of February 16, 1999 by and among Ascent Pediatrics, Inc., a Delaware corporation, Alpharma USPD Inc., a Maryland corporation, and State Street Bank and Trust Company and to the Master Agreement (the "Master Agreement") dated as of February 16, 1999 by and between the Company and Alpharma.

       In accordance with Sections 5.2(n) and 7.2 of the Master Agreement and
Section 10.09 of the Depositary Agreement, the Company hereby:

              (i) assigns, transfers and otherwise delegates such of its rights and obligations under the Call Option (as defined in the Depositary Agreement) so that following such assignment, transfer and delegation, Alpharma shall have the rights and obligations under the Call Option specified in the Depositary Agreement;

              (ii) agrees to undertake such other obligations and actions with respect to Alpharma as are specified in the Depositary Agreement; and

              (iii) relinquishes any and all rights to exercise the Call Option.

       Executed as of the date set forth above.

                                       ASCENT PEDIATRICS, INC.


                                       By:
                                          -------------------------------------

                                       Its:
                                           ------------------------------------

Accepted:


ALPHARMA USPD INC.

By:
   --------------------------

Its:
    -------------------------

                                                                       EXHIBIT B








                              DEPOSITARY AGREEMENT



                          dated as of February 16, 1999


                                      among



                               ALPHARMA USPD INC.,


                             ASCENT PEDIATRICS, INC.


                                       and


                       STATE STREET BANK AND TRUST COMPANY
                                  As Depositary

                                TABLE OF CONTENTS

                                                                                              PAGE
                                                                                              ----
ARTICLE I - DEFINITIONS..........................................................................2

ARTICLE II - DEPOSIT OF NEW COMMON STOCK........................................................13

        SECTION 2.01          Deposit of New Common Stock; Depositary Receipts..................13

ARTICLE III - COMPANY CALL OPTION...............................................................14

        SECTION 3.01          Company Call Option...............................................14
        SECTION 3.02          Effectiveness.....................................................14

ARTICLE IV - ALPHARMA CALL OPTION...............................................................15

        SECTION 4.01          Alpharma Call Option..............................................15
        SECTION 4.02          Option Closing Date...............................................17
        SECTION 4.03          Covenants of the Company and Alpharma.............................18
        SECTION 4.04          Effectiveness.....................................................19

ARTICLE V - THE CALL OPTION CLOSING.............................................................19
               SECTION 5.01           Closing Shares............................................19
        SECTION 5.02          Notice of Option Exercise; Delivery of Option
                              Exercise Price....................................................21
        SECTION 5.03          Company Options, Etc..............................................23

ARTICLE VI - FORM OF DEPOSITARY RECEIPTS, DEPOSIT OF STOCK,
        EXECUTION AND DELIVERY, TRANSFER, SURRENDER
        AND REDEMPTION OF DEPOSITARY RECEIPTS...................................................24

        SECTION 6.01          Form and Transferability of Depositary Receipts...................24
        SECTION 6.02          Execution and Delivery of Depositary Receipts.....................25
        SECTION 6.03          Transfer of Depositary Receipts...................................25
        SECTION 6.04          Combinations and Split-ups of Depositary Receipts.................26
        SECTION 6.05          Limitations on Execution and Delivery, Transfer,
                              Split-up, Combination, Surrender and Exchange of
                              Depositary Receipts.  ............................................26
        SECTION 6.06          Lost Depositary Receipts, etc.....................................26
        SECTION 6.07          Cancellation and Destruction of Surrendered Depositary
                              Receipts..........................................................27
        SECTION 6.08          Representations and Warranties as to Stock........................27

                                       (i)

ARTICLE VII - THE DEPOSITED SECURITIES, NOTICES.................................................27

        SECTION 7.01          Cash Distributions................................................27
        SECTION 7.02          Distributions Other Than Cash.....................................28
        SECTION 7.03          Fixing of Record Date for Holders of Depositary
                              Receipts..........................................................28
        SECTION 7.04          Voting Rights.....................................................28
        SECTION 7.05          Changes Affecting Deposited Securities and
                              Reclassifications, Recapitalizations, etc.........................29
        SECTION 7.06          Reports...........................................................29
        SECTION 7.07          Lists of Depositary Receipt Holders...............................29

ARTICLE VIII - THE DEPOSITARY, ALPHARMA AND THE COMPANY.........................................30

        SECTION 8.01          Maintenance of Offices, Agencies, Transfer Books by
                              the Depositary Registrar..........................................30
        SECTION 8.02          Prevention or Delay in Performance by the Depositary,
                              the Depositary's Agents or the Company............................31
        SECTION 8.03          Obligations of the Depositary, the Depositary's Agents
                              and the Company...................................................31
        SECTION 8.04          Resignation and Removal of the Depositary,
                              Appointment of Successor Depositary...............................33
        SECTION 8.05          Corporate Notices and Reports.....................................34
        SECTION 8.06          Deposit of New Common Stock by the Company........................34
        SECTION 8.07          Indemnification...................................................34
        SECTION 8.08          Charges and Expenses..............................................34
        SECTION 8.09          Consequential Damages.............................................35

ARTICLE IX - AMENDMENT AND TERMINATION..........................................................35

        SECTION 9.01          Amendment.........................................................35
        SECTION 9.02          Termination.......................................................36

ARTICLE X - MISCELLANEOUS.......................................................................36

        SECTION 10.01         Counterparts......................................................36
        SECTION 10.02         Exclusive Benefits of Parties.....................................36
        SECTION 10.03         Invalidity of Provisions..........................................36
        SECTION 10.04         Notices...........................................................37
        SECTION 10.05         Depositary's Agents...............................................38
        SECTION 10.06         Holders of Depositary Receipts are Parties........................38
        SECTION 10.07         Governing Law.....................................................39
        SECTION 10.08         Headings..........................................................39

                                      (ii)

        SECTION 10.09         Successors and Assigns............................................39

                                      (iii)

        DEPOSITARY AGREEMENT, dated as of February 16, 1999, among ALPHARMA USPD INC., a Maryland corporation ("Alpharma"), ASCENT PEDIATRICS, INC., a Delaware corporation (the "Company"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as depositary (the "Depositary").


                                   WITNESSETH:

        WHEREAS, Alpharma and the Company have entered into a Loan Agreement dated as of February 16, 1999 (the "Loan Agreement") pursuant to which Alpharma has agreed to loan to the Company an aggregate of up to $40 million from time to time upon the terms and conditions set forth therein;

        WHEREAS, the Company and Bird Merger Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("Transitory Subsidiary"), have entered into an Agreement and Plan of Merger dated as of February 16, 1999 (the "Merger Agreement"), pursuant to which, among other things:

                       (i) Transitory Subsidiary shall be merged (the "Merger") with and into the Company on the date hereof;

                       (ii) each share of common stock, $.00004 par value per share, of the Company issued and outstanding immediately prior to the Effective Time (as defined below) (the "Old Common Stock") (other than shares of Old Common Stock held in the Company's treasury and shares of Old Common Stock as to which appraisal rights have been perfected by the holders thereof, (if such rights are available under Section 262 of the Delaware General Corporation Law)) shall be converted in the Merger into and represent the right to receive one depositary share (a "Depositary Share") issued hereunder, each Depositary Share evidencing one share of common stock, $.00004 par value per share, of the Company (the "New Common Stock"), represented by a depositary receipt (a "Depositary Receipt") and subject to the right and option of the Company, upon the terms and conditions set forth in Article III hereof, to purchase all outstanding shares of New Common Stock of the Company deposited with the Depositary hereunder; and

                       (iii) each share of common stock, $.01 par value per share, of Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted in the Merger into and thereafter evidence the right to receive $.01 per share;

        WHEREAS, it is desired to provide as hereinafter set forth in this Depositary Agreement for the terms and conditions pursuant to which the Company may exercise the Call Option (as defined below);

        WHEREAS, as a condition to, and as additional consideration for, Alpharma agreeing to make Loans (as defined below), Alpharma, the Company and Alpharma, Inc., a Delaware corporation, have entered into a Master Agreement dated as of February 16, 1999 (the "Master Agreement"), pursuant to which the Company has agreed to assign to Alpharma the Call Option;

        WHEREAS, it is desired to provide as hereinafter set forth in this Depositary Agreement for the terms and conditions pursuant to which Alpharma may exercise the Call Option following the assignment by the Company to Alpharma of the Call Option;

        WHEREAS, it is desired to provide, as hereinafter set forth in this Depositary Agreement, for the deposit on behalf of the holders of Old Common Stock of the Depositary Shares with the Depositary for the purposes set forth in this Depositary Agreement and for the issuance hereunder of Depositary Receipts evidencing Depositary Shares or the proceeds received therefor upon exercise of the Call Option described herein; and

        WHEREAS, the Depositary Receipts are to be substantially in the form of Exhibit A attached hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Depositary Agreement;

        NOW, THEREFORE, in consideration of the premises, it is agreed by and among the parties hereto as follows:


                                    ARTICLE I

                                   DEFINITIONS

        The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Depositary Agreement and the Depositary Receipts:

        "2001 Audited Financial Statements" shall mean the audited balance sheet of the Company as of December 31, 2001, and the related audited statements of operations, changes in stockholders' equity and cash flows of the Company for the fiscal year ended December 31, 2001, together with the notes thereto. These financial statements shall be prepared in accordance with GAAP (as defined below), shall be prepared on a consolidated basis (if the Company has any subsidiaries) and shall be accompanied by a report on such statements by an Approved Accounting Firm (as defined below) confirming that such statements were prepared in all material respects in conformity with GAAP.

        "90-Day Extension Date" shall have the meaning ascribed to it in Section 4.02(a) of this Depositary Agreement.

        "180-Day Extension Date" shall have the meaning ascribed to it in
Section 4.02(a) of this Depositary Agreement.

        "Adjusted 2001 Operating Income" shall mean the sum of:

                       (i) the Company's net income for the fiscal year ended December 31, 2001 as reflected in the 2001 Audited Financial Statements,

                       (ii) the Excluded Interest Expense (as defined below),

                       (iii) the provision for income taxes for the fiscal year ended December 31, 2001 as reflected in the 2001 Audited Financial Statements, and

                       (iv) the amount by which the Company's research and development expenses for the fiscal year ended December 31, 2001 as reflected in the 2001 Audited Financial Statements exceeds $1.5 million, as adjusted to (A) exclude Extraordinary Items (as defined below), (B) reflect GAAP Adjustments (as defined below), (C) exclude the amount, if any, by which the Company's research and development expenses for the fiscal year ended December 31, 2001 as reflected in the 2001 Audited Financial Statements is less than $1.5 million and (D) exclude any interest income earned in the fiscal year ended December 31, 2001 on any Permitted Investment of the principal amount of any Loan (as defined below).

        "Affiliate" shall have the meaning ascribed to it in Rule 405 promulgated under the 1933 Act.

        "Alpharma" shall have the meaning ascribed to it in the Introductory Paragraph to this Depositary Agreement.

        "Antitrust Approval Condition" shall have the meaning ascribed to it in
Section 4.02(a) of this Depositary Agreement.

        "Approved Accounting Firm" shall mean one of the public accounting firms currently known as the "Big Five"; provided, that following the Call Option Transfer, such term shall also include any other public accounting firm reasonably acceptable to Alpharma.

        "Business Day" shall mean any day which is neither a Saturday nor a Sunday nor a legal holiday on which banks are authorized or required to be closed in Boston, Massachusetts or in any other city in which the Depositary's Office is located.

        "Call Option" shall mean the right and option to purchase all but not less than all of the outstanding shares of New Common Stock deposited with the Depositary hereunder upon the terms and conditions set forth in this Depositary Agreement.

        "Call Option Exercise Notice" shall mean the written notice delivered to the Depositary by the holder of the Call Option pursuant to Section 3.01(a) or
Section 4.01(a) (as applicable) indicating that the holder has elected to exercise the Call Option.

        "Call Option Rejection Notice" shall mean the written notice delivered to the Depositary by the holder of the Call Option pursuant to Section 3.01(c) or Section 4.01(d) (as applicable) indicating that the holder has elected not to exercise the Call Option.

        "Call Option Transfer" shall mean the transfer of the Call Option by the Company to Alpharma in accordance with Sections 5.2(n) and 7.2 of the Master Agreement and in accordance with Section 10.09 of this Depositary Agreement.

        "Call Period" shall (i) prior to a Call Option Transfer, have the meaning ascribed to it in Section 3.01(a) of this Depositary Agreement and (ii) from and after a Call Option Transfer, have the meaning ascribed to it in
Section 4.01(a) of this Depositary Agreement.

        "Certificate of Incorporation" shall mean the Amended and Restated Certificate of Incorporation of the Company, as amended from time to time after the date hereof.

        "Company" shall have the meaning ascribed to it in the Introductory Paragraph of this Depositary Agreement.

        "Conflict of Law Condition" shall have the meaning ascribed to it in
Section 4.02(a) of this Depositary Agreement.

        "Depositary" shall have the meaning ascribed to it in the Introductory Paragraph of this Depositary Agreement and, as the context requires, any successor appointed pursuant to the terms of this Depositary Agreement.

        "Depositary's Agent" or "Depositary's Agents" shall mean an agent or agents, as the case may be, appointed by the Depositary as provided, and for the purposes specified, in Section 10.05 of this Depositary Agreement.

        "Depositary Bank Account" shall have the meaning ascribed to it in
Section 5.01(a) of this Depositary Agreement.

        "Depositary's Office" shall mean the shareholder services office of the Depositary at which at any particular time its shareholder services business shall be administered, which at the date of this Depositary Agreement is located at 150 Royall Street, Canton, Massachusetts 02021.

        "Depositary Receipt" shall mean one or more of the depositary receipts issued hereunder, substantially in the form of Exhibit A attached hereto.

        "Depositary Share" shall have the meaning ascribed to it in the Preamble to this Depositary Agreement.

        "Depositary Share Consideration" shall mean (a) following the Option Closing, the right to receive the Option Exercise Price, without interest, or
(b) following the Option Expiration Date, the right to receive one share of New Common Stock (subject to adjustment for any stock dividend, stock split, reverse stock split or similar event affecting the New Common Stock after the date hereof), together with all declared but unpaid dividends thereon.

        "Determination Date Notice" shall have the meaning ascribed to it in
Section 5.03 of this Depositary Agreement.

        "Dispute Notice" shall have the meaning set forth in Section 4.01(b)(i) of this Depositary Agreement.

        "Dissenting Shares" shall have the meaning ascribed to it in the Merger Agreement.

        "Effective Time" shall have the meaning ascribed to it in Article I of the Merger Agreement.

        "Excluded Interest Expense" shall mean the sum of the Company's interest expense (including without limitation the full effect of both cash and non-cash accrued and accreted interest) for the fiscal year ended December 31, 2001 as reflected in the 2001 Audited Financial Statements, in respect of or associated with:

                       (i) the First Loan and any Unrestricted Loans (each as defined in the Loan Agreement),

                       (ii) an amount of Project Loans equal to the lesser of
        (a) $8.0 million and (b) the amount by which the sum of the Company's research and development expenses for the three fiscal years ending December 31, 2001, as reflected in the Company's audited financial statements, exceeds $4.5 million

                       (iii) any convertible subordinated notes of the Company issued or issuable pursuant to the Series G Agreement,

                       (iv) any other loans to the Company that are convertible into equity or other convertible securities of the Company, and

                       (v) any loans to the Company or debt securities of the Company originally issued as a unit or together with warrants, or such warrants;

other than, in the case of items (iii), (iv) and (v), such loans or securities which will not have been converted into Depositary Shares as of the Option Closing Date and which are not required by their terms to be converted into Depositary Shares on or prior to the Option Closing Date.

        "Exercising Party" shall have the meaning ascribed to it in Section 5.01(a) of this Depositary Agreement.

        "Extraordinary Items" shall mean any events or transactions that are distinguished by their unusual nature and by the infrequency of their occurrence (as defined by Accounting Principle Board No. 30) as reflected in the 2001 Audited Financial Statements.

        "Final Closing Shares" shall have the meaning ascribed to it in Section 5.01(b) of this Depositary Agreement.

        "Final Extension Date" shall mean the latest date on which the Option Closing may be held pursuant to Section 4.02 of this Depositary Agreement.

        "Follow-up Depositary Notice" shall have the meaning ascribed to it in
Section 5.01(b) of this Depositary Agreement.

        "GAAP" shall mean U.S. generally accepted accounting principles as in effect from time to time.

        "GAAP Adjustments" shall mean all adjustments to the 2001 Audited Financial Statements required in connection with the calculation of the Adjusted 2001 Operating Income in order (i) to reflect GAAP and the other accounting methods, treatments, principles and procedures in a manner consistent with the preparation of the Company's audited financial statements for the fiscal year ended December 31, 1998 and (ii) to account for any of the following actions to the extent that such actions are not consistent with the Company's ordinary course of business and past practice and have the effect of increasing Adjusted 2001 Operating Income:

               (a) deferring the fulfillment of orders placed in the calendar year 2000 until the calendar year 2001;

               (b) announcing any price increase, effective January, 2002, which price increase results in an unusually large number of orders being received and shipped in December 2001;

               (c) announcing and implementing any unusual promotion during the fiscal year ending December 31, 2001, including, for example, changes in payment terms and significant discounts;

               (d) selling intangible or other operating assets during the fiscal year ending December 31, 2001 (except to the extent that such sale constitutes an Extraordinary Item);

               (e) deferring the incurrence of necessary expenses for staff, regulatory compliance, quality control or maintenance and repairs with the effect that operations after December 31, 2001 are burdened with disproportionately higher expenses;

               (f) prepaying and recognizing expenses in the fiscal year ending December 31, 2000 that would otherwise have been recognized in the fiscal year ending December 31, 2001;

               (g) classifying selling, general and administrative expenses as research and development expenses (except to the extent consistent with the accounting methods, treatments, principles and procedures used in the preparation of the Company's audited financial statements for prior fiscal years);

               (h) implementing unusual employee, customer or vendor incentive programs that are inconsistent with industry practice and that have the effect of increasing the Company's net income for the fiscal year ending December 31, 2001 at the expense of the Company's net income for the fiscal year ending December 31, 2002; and

               (i) unreasonably allocating license fees, royalties or other consideration to, or otherwise entering into agreements containing front-loaded payment terms providing for payment in, the fiscal year ending December 31, 2001, which fees, royalties, other consideration or payments would otherwise be payable to the Company in another fiscal year;

provided however, that no adjustment to the 2001 Audited Financial Statements shall be made hereunder with respect to such adjustments as shall have been waived by Alpharma in writing.

        "HSR Act" shall have the meaning ascribed to it in Section 4.03(c) of this Depositary Agreement.

        "Initial Depositary Notice" shall have the meaning ascribed to it in
Section 5.01(a) of this Depositary Agreement.

        "Letter of Transmittal" shall have the meaning ascribed to it in Section 4.03(c) of this Depositary Agreement.

        "Loan" shall have the meaning ascribed to it in the Loan Agreement.

        "Loan Agreement" shall have the meaning ascribed to it in the Preamble to this Depositary Agreement.

        "Master Agreement" shall have the meaning ascribed to it in the Preamble to this Depositary Agreement.

        "Material Adverse Effect" shall have the meaning ascribed to it in the Master Agreement.

        "Merger" shall have the meaning ascribed to it in the Preamble to this Depositary Agreement.

        "Merger Agreement" shall have the meaning ascribed to it in the Preamble to this Depositary Agreement.

        "Nasdaq" shall mean the Nasdaq National Market.

        "New Common Stock" shall mean the New Common Stock as defined in the Preamble to this Depositary Agreement or any security into which the New Common Stock may be converted.

        "Neutral Accountants" shall have the meaning ascribed to it in Section 4.01(a)(ii)(B) of this Depositary Agreement.

        "Non-Alpharma Directors" shall have the meaning ascribed to it in
Section 6.3 of the Master Agreement.

        "Old Common Stock" shall have the meaning ascribed to it in the Preamble to this Depositary Agreement.

        "Option Closing" shall mean the closing of the exercise of the Call Option.

        "Option Closing Date" shall mean the date specified pursuant to Section 3.01(b) or Section 4.02(a) (as applicable) for the Option Closing.

        "Option Determination Date" shall mean the first to occur of the Option Closing Date and the Option Expiration Date.

        "Option Exercise Deliverables" shall mean the 2001 Audited Financial Statements and the Option Exercise Price Statement.

        "Option Exercise Price" shall mean, for each share of New Common Stock, the price determined by dividing:

                       (A) the greater of:

                              (i) $140,000,000 and

                              (ii) the sum of (a) the product of (x) 12.2 and
               (y) the Adjusted 2001 Operating Income, and (b) the aggregate exercise price of all options and warrants of the Company issued by the Company after December 31, 1998 and either (I) exercised prior to the Option Closing Date (to the extent that the Company has cash and cash equivalents on the date immediately preceding the Option Closing Date in an amount equal to or greater than the aggregate exercise price of such options and warrants) or (II) outstanding as of the date immediately preceding the Option Closing Date, by

                       (B) the sum of (i) the number of shares of New Common Stock outstanding as of the date immediately preceding the Option Closing Date, and (ii) the number of shares of New Common Stock issuable upon the exercise or conversion of any options, warrants, rights or convertible securities of the Company outstanding as of the date immediately preceding the Option Closing Date (excluding the shares of New Common Stock issuable upon conversion of the convertible securities issued to Alpharma pursuant to the Loan Agreement);

provided that, notwithstanding the foregoing, in the event that the Option Exercise Price calculated in the manner set forth above (the "Original Option Exercise Price") shall equal a price per share of New Common Stock that is less than $11.76 per share (subject to appropriate adjustment in the event of any stock split, stock dividend, reverse stock split or other similar recapitalization affecting the New Common Stock) and warrants to purchase at least 75,000 Depositary Shares (subject to appropriate adjustment in the event of any stock split, stock dividend, reverse stock split or other similar recapitalization affecting the New Common Stock) issued pursuant to the Triumph Agreement (the "Triumph Warrants") remain outstanding as of the Option Closing Date, the Option Exercise Price shall mean:

                       (X) with respect to each Depositary Share that is issuable upon exercise of the Triumph Warrants which are outstanding as of the Option Closing Date ("Triumph Warrant Shares"), $11.76 (subject to appropriate adjustment in the event of a stock split, stock dividend, reverse stock split or other similar recapitalization affecting the New Common Stock);

                       (Y) with respect to each Depositary Share (the "Series G Shares") issued or issuable upon conversion of the Series G Preferred or any convertible notes issuable upon exchange of the Series G Preferred outstanding as of the Option Closing Date or issued or issuable upon exercise of the warrants issued pursuant to the Series G Agreement (to the extent any such shares continue to be held as of the Option Closing Date by one of the purchasers set forth on Schedule 1 to the Series G Agreement or an Affiliate of any of such purchasers), the Original Option Exercise Price; and

                       (Z) with respect to any Depositary Shares outstanding as of the Option Closing Date or issuable as of the Option Closing Date upon conversion of securities of the Company convertible into Depositary Shares of the Company or upon exercise of rights, options or warrants to acquire Depositary Shares (other than Triumph Warrant Shares and the Series G Shares) (all of such Depositary Shares being referred to as the "Stockholder Shares"), the difference between (i) the Original Option Exercise Price and (ii) the price determined by dividing (a) the product of (I) the Triumph Warrant Shares and (II) the difference between $11.76 (subject to appropriate adjustment in the event of a stock split, stock dividend, reverse stock split or other similar recapitalization affecting the New Common Stock) and the Original Option Exercise Price, by (b) the number of Stockholder Shares.

        "Option Exercise Price Statement" shall mean a statement from the Company (a) stating the Option Exercise Price as calculated by the Company and setting forth in reasonable detail the manner in which such calculation was made (which stated Option Exercise Price shall be calculated based upon the Company's reasonable assumptions as to what the Option Exercise Price will be as of the date immediately preceding the Option Closing Date), (b) stating the Adjusted 2001 Operating Income as calculated by the Company and setting forth the manner in which such amount was calculated and (c) setting forth the GAAP Adjustments used in the calculation of Adjusted 2001 Operating Income as calculated by the Company.

        "Option Expiration Date" shall mean December 31, 2002; provided, that from and after a Call Option Transfer, the Option Expiration Date shall be the first to occur of (i) the date on which the Call Option terminates in accordance with Section 4.01(a) of this Depositary Agreement, (ii) the date on which the Call Option terminates in accordance with Section 4.02(c) of this Depositary Agreement and
(iii) the Final Extension Date, if Alpharma exercises the Call Option but the Option Closing has not occurred on or before the Final Extension Date; provided further that, notwithstanding the foregoing, in the event of a Call Option Transfer, the Option Expiration Date shall occur immediately at 5:00 p.m. (Boston, Massachusetts time) (the "Final Refusal Time") on the third Business Day following the day on which the Company provides written notice to Alpharma that Alpharma has refused or otherwise failed to make a Loan requested by the Company pursuant to Section 2.3 of the Loan Agreement if prior to the Final Refusal Time Alpharma has still not funded such Loan, unless Alpharma's failure to fund such Loan is due to the Company's failure to satisfy the condition set forth in Section 4.2(f) or Section 4.3(d) of the Loan Agreement.

        "Original Option Exercise Price" shall have the meaning ascribed to it in the definition of "Option Exercise Price.

        "Permitted Investment" shall have the meaning ascribed to it in the Loan Agreement.

        "Person" means any corporation, association, company, business trust, partnership, joint venture, joint-stock company, limited liability company, trust, unincorporated organization or association or government or any agency or political subdivision thereof.

        "Preliminary Closing Shares" shall have the meaning ascribed to it in
Section 5.01(a) of this Depositary Agreement.

        "Record Date" shall mean the date fixed pursuant to Section 7.03 of this Depositary Agreement.

        "Record Holder" with respect to a Depositary Receipt shall mean the person in whose name a Depositary Receipt is registered on the books of the Depositary maintained for such purpose as of a specified Record Date.

        "Registrar" shall mean any bank or trust company which shall be appointed to register Depositary Receipts as herein provided.

        "Registration Statement" shall mean the Registration Statement on Form S-4 of the Company relating to the offering of the New Common Stock and the Depositary Shares in connection with the Merger.

        "Required Antitrust Approvals" shall have the meaning ascribed to it in
Section 4.03(c) of this Depositary Agreement.

        "Series G Agreement" shall mean the Series G Securities Purchase Agreement dated May 13, 1998 between the Company and the Purchasers (as defined therein), as amended.

        "Series G Preferred" shall mean the shares of Series G Convertible Exchangeable Preferred Stock of the Company, par value $.01 per share, issued pursuant to the Series G Agreement.

        "Series G Shares" shall have the meaning ascribed to it in the definition of Option Exercise Price.

        "Stockholder Shares" shall have the meaning ascribed to it in the definition of Option Exercise Price.

        "Transitory Subsidiary" shall have the meaning ascribed to it in the Preamble to this Depositary Agreement.

        "Triumph Agreement" shall mean the Securities Purchase Agreement dated as of January 31, 1997 among the Company, Triumph-Connecticut Limited Partnership and the other Purchasers named therein, as amended.

        "Triumph Warrants" shall have the meaning ascribed to it in the definition of Option Exercise Price.

        "Triumph Warrant Shares" shall have the meaning ascribed to it in the definition of Option Exercise Price.

        "1933 Act" shall mean the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended from time to time.

        References to any party hereto shall include such party's respective successors and assigns.

                                   ARTICLE II

                           DEPOSIT OF NEW COMMON STOCK


        SECTION 2.01 Deposit of New Common Stock; Depositary Receipts.

        (a) At or prior to the Effective Time, the Company shall deposit with the Depositary a number of shares of New Common Stock equal to the number of shares of Old Common Stock outstanding immediately prior to the Effective Time (excluding any Dissenting Shares and shares held in the Company's treasury). The Company shall make such deposit by delivery of (i) a certificate or certificates for the New Common Stock to be deposited, registered in the name of the Depositary, (ii) all such certifications as may be required by the Depositary in accordance with the provisions of this Depositary Agreement and (iii) a written order directing the Depositary, in its capacity as Depositary hereunder, to execute and deliver to or upon the written order of the person or persons stated in such order a Depositary Receipt or Depositary Receipts representing the number of Depositary Shares set forth in such order.

        (b) All shares of New Common Stock to be issued by the Company from and after the date hereof through the Option Determination Date (other than the Note Conversion Shares (as defined in the Loan Agreement)) shall be deposited hereunder by the Company in the manner prescribed by paragraph (a) above. In the case of any conversion or exercise of any convertible security, warrant or option (other than the Note (as defined in the Loan Agreement)) from and after the date hereof and through the Option Determination Date, the Company shall deposit with the Depositary in the manner prescribed in paragraph (a) above a number of shares of New Common Stock corresponding to the number of Depositary Shares issuable upon conversion or exercise of such convertible security, warrant or option; provided that, following the Option Determination Date, the Company's obligation to deposit shares of New Common Stock hereunder shall be governed by and subject to Sections 5.02 and 5.03.

        (c) Promptly following any deposit by the Company of shares of New Common Stock with the Depositary pursuant to this Section 2.01, the Depositary shall issue Depositary Receipts in the manner directed by the Company, such Depositary Receipts representing a number of Depositary Shares corresponding to the number of shares of New Common Stock so deposited by the Company with the Depositary.

        (d) Each Depositary Share shall, as provided herein, represent an interest in one share of New Common Stock. Subject to the terms of this Depositary Agreement, until the Option Determination Date, each share of New Common Stock represented by a Depositary Share shall be held in custody by the Depositary and each owner of a Depositary Share shall be entitled, proportionately, to all the rights of the New Common Stock represented thereby, including the dividend, voting and liquidation rights set forth in the Certificate of Incorporation. Following the Option Determination Date, each owner of a Depositary Share shall be entitled to receive the Depositary Share Consideration in respect of such Depositary Share.


                                   ARTICLE III

                               COMPANY CALL OPTION

        SECTION 3.01 Company Call Option.

        (a) Prior to a Call Option Transfer, the Company shall have the right, at its sole option, to purchase all but not less than all of the outstanding shares of New Common Stock deposited with the Depositary hereunder as of the Option Closing Date at a price per share of New Common Stock equal to the Option Exercise Price and on such other terms and conditions as are specified in this Depositary Agreement. The Company may elect to exercise the Call Option by delivery of the Call Option Exercise Notice to the Depositary at any time during the period (the "Call Period") commencing February 1, 2002 and continuing until December 31, 2002.

        (b) The Call Option Exercise Notice shall specify a date for the Option Closing (the "Option Closing Date"), which shall be a date not earlier than ten Business Days after the date of the Call Option Exercise Notice nor later than January 15, 2003; provided, that the Company, in its sole discretion, at any time may postpone the Option Closing to a date no later than January 15, 2003. The Option Closing shall take place at 10:00 a.m. (Boston time) on the Option Closing Date at the offices of the Company's legal counsel in Boston, Massachusetts.

        (c) If, in lieu of the Call Option Exercise Notice, the Company delivers to the Depositary the Call Option Rejection Notice or if the Call Period expires without the Call Option Exercise Notice being provided to the Depositary, then, effective as of the date of the Call Option Rejection Notice or as of the expiration of the Call Period, as the case may be, the Call Option shall terminate and become null and void and of no further force or effect.

        SECTION 3.02 Effectiveness. This Article III, including without limitation the Company's right to exercise the Call Option, shall be of no force or effect from and after a Call Option Transfer.

                                   ARTICLE IV

                              ALPHARMA CALL OPTION

        SECTION 4.01 Alpharma Call Option.

        (a) The Company shall deliver the Option Exercise Deliverables to Alpharma on or before March 30, 2002. Alpharma shall have the right, at its sole option, to purchase all but not less than all of the outstanding shares of New Common Stock deposited with the Depositary hereunder as of the Option Closing Date at a price per share of New Common Stock equal to the Option Exercise Price and on such other terms and conditions as are specified in this Depositary Agreement. Alpharma may elect to exercise the Call Option by providing the Call Option Exercise Notice to the Company and the Depositary at any time during the period (the "Call Period") commencing upon the date the Company delivers to Alpharma the Option Exercise Deliverables and continuing until the later of (A) the date 20 days after the date of such delivery and (B) if Alpharma in good faith disputes the Option Exercise Price pursuant to clause (b) of this Section 4.01, the date 10 days after the Option Exercise Price is determined pursuant to clause (b) of this Section 4.01.

        (b) (i) Following delivery of the Option Exercise Deliverables, if Alpharma in good faith disputes the Option Exercise Price as shown on the Option Exercise Price Statement prepared by the Company, Alpharma shall deliver to the Company within 20 days after receiving the Option Exercise Deliverables a statement (the "Dispute Notice") disputing the Company's calculation of and, insofar as Alpharma is capable based upon the information available to it, setting forth what Alpharma believes is the correct Option Exercise Price and describing the basis for the determination of such different Option Exercise Price. Alpharma and the Company shall use reasonable efforts to resolve such differences regarding the determination of the Option Exercise Price for a period of 10 days after Alpharma has given the Dispute Notice.

               (ii) If Alpharma and the Company do not reach a final resolution within 10 days after Alpharma has given the Dispute Notice, unless Alpharma and the Company mutually agree to continue their efforts to resolve such differences, Alpharma and the Company shall agree within five Business Days thereafter upon one of the public accounting firms currently known as the "Big Five" (other than one which has a then existing relationship with either Alpharma or the Company) (the "Neutral Accountants") to resolve such differences in the manner provided below. Alpharma and the Company shall each be entitled to make a presentation to the Neutral Accountants, pursuant to procedures to be determined by the Neutral Accountants, advocating the merits of the Option Exercise Price espoused by such party, which presentations shall be made within 10 Business Days after Alpharma and the Company agree on the Neutral Accountants; and the Neutral Accountants shall be required to resolve the differences between Alpharma and the Company and to determine the Option Exercise Price within 10 Business Days thereafter. The Option Exercise Price determined by the Neutral Accountants shall be deemed to be the Option Exercise Price. Such determination by the Neutral Accountants shall be conclusive and binding upon Alpharma and the Company, absent fraud or manifest error. Nothing herein shall be construed to authorize or permit the Neutral Accountants (A) to determine any questions or matters whatsoever under or in connection with this Depositary Agreement except for the resolution of differences between Alpharma and the Company regarding the Option Exercise Price and (B) to apply any accounting methods, treatments, principles or procedures other than as set forth in the definitions of "2001 Audited Financial Statements," "Adjusted 2001 Operating Income," "Excluded Interest Expense," "GAAP Adjustments" and "Option Exercise Price" in Article I of this Depositary Agreement.

               (iii) Alpharma, on the one hand, and the Company, on the other hand, shall share equally the fees and expenses of the Neutral Accountants; provided that if the Neutral Accountants determine that either Alpharma or the Company has adopted a position or positions with respect to the Option Exercise Price that is unreasonable, frivolous or clearly without merit, the Neutral Accountants may, in their discretion, assign a greater portion of any such fees and expenses to such party.

               (iv) The failure of Alpharma to deliver a Dispute Notice within 20 days after receiving the Option Exercise Deliverables shall constitute acceptance of the Option Exercise Price set forth on the Option Exercise Price Statement, whereupon such Option Exercise Price shall be deemed to be conclusive and the final determination of the Option Exercise Price.

               (v) During the period commencing January 1, 2002 and continuing until the earliest of (A) the date 20 days after such delivery of the Option Exercise Deliverables, (B) the delivery to the Company of the Call Option Exercise Notice and (C) the delivery to the Company of the Dispute Notice, the Company will afford Alpharma, during regular business hours of the Company, upon reasonable notice and as often as Alpharma may reasonably request, access to the Company's books, accounts, records and work papers and to the Company's employees and independent public accountants solely for the purpose of evaluating the accuracy of the Option Exercise Price Statement; provided that such access shall not interfere with or disrupt the business or operations of the Company.

        (c) The Call Option Exercise Notice shall specify a date not earlier than ten Business Days nor later than 15 Business Days after the date of the Call Option Exercise Notice for the closing of the exercise of the Call Option. The closing of the exercise of the Call Option shall take place at 10:00 a.m. (Boston time) on the date specified in the Call Option Exercise Notice (or such other date as may be provided under Section 4.02) at the offices of the Company's legal counsel in Boston, Massachusetts.

        (d) If, in lieu of the Call Option Exercise Notice, Alpharma delivers the Call Option Rejection Notice to the Company and the Depositary or if the Call Period expires without the Call Option Exercise Notice being provided to the Company or the Depositary, then, effective as of the date of the Call Option Rejection Notice or as of the expiration of the Call Period, as the case may be, the Call Option shall terminate and become null and void and of no further force or effect.

        SECTION 4.02 Option Closing Date.

        (a) Subject to this Section 4.02(a) and Sections 4.02(b) and 4.02(c) below, the Option Closing shall occur on the date specified in the Call Option Exercise Notice (the "Option Closing Date"); provided that notwithstanding anything in this Depositary Agreement to the contrary, the Option Closing shall not occur on the scheduled Option Closing Date if either of the following conditions are in existence as of the scheduled Option Closing Date:

               (i) any provision of any applicable law or regulation or any judgment, injunction, order or decree prohibits the Option Closing and the failure to comply with such provision, judgment, injunction, order or decree would have a material adverse effect on the Company or Alpharma (the "Conflict of Law Condition"); or

               (ii) any Required Antitrust Approval shall not have been obtained (the "Antitrust Approval Condition").

        If either of the closing conditions described above has not been satisfied as of the scheduled Option Closing Date, then the Option Closing Date shall be extended to the earlier of (x) the date which is five Business Days after the date that both closing conditions have been satisfied and (y) the date which is 90 days after the date of the Call Option Exercise Notice (the "90-Day Extension Date").

        If the Antitrust Approval Condition has not been satisfied as of the 90-Day Extension Date, the Option Closing Date shall be further extended to the earlier of (I) the date which is five Business Days after the date that both closing conditions have been satisfied and (II) the date which is 180 days after the date of the Call Option Exercise Notice (the "180-Day Extension Date").

        (b) If the Option Closing does not occur on or prior to the 90-Day Extension Date or the 180-Day Extension Date, as applicable, because one or both of the closing conditions set forth in Section 4.02(a) has not been satisfied, then, effective as of such date, the Call Option shall terminate and become null and void and of no further force or effect.

        (c) Notwithstanding the foregoing, if any event shall occur during the period commencing on the date on which Alpharma delivers the Call Option Exercise Notice to the Company and ending on the Option Closing Date that has a Material Adverse Effect with respect to the Company, Alpharma may, in its sole discretion, elect not to proceed with the Option Closing and to terminate the Call Option by providing written notice of such election and termination to the Company and the Depositary within 10 days of becoming aware of such event (but in no event after the Option Closing Date). Effective as of the date of such notice, the Call Option shall terminate and become null and void and of no further force or effect.

        SECTION 4.03 Covenants of the Company and Alpharma.

               (a) The Company and Alpharma shall (i) use all commercially reasonable efforts to promptly take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or appropriate to satisfy the conditions to the Option Closing set forth in Section 4.02(a) and to consummate and make effective the transactions contemplated by this Depositary Agreement on the terms and conditions set forth herein and (ii) not take any action which might reasonably be expected to impair the ability of the parties to consummate the transactions contemplated by this Depositary Agreement.

               (b) In the event that any action, suit, proceeding or investigation relating hereto or to the transactions contemplated by this Depositary Agreement is commenced, whether before or after the exercise of the Call Option, each of the Company and Alpharma agrees to fully cooperate and use their respective best efforts to vigorously defend against and respond thereto (including, without limitation and, to the extent applicable, seeking to remove promptly any injunction or other legal barrier that may prevent the consummation of the transactions contemplated by this Depositary Agreement).

               (c) The Company and Alpharma shall each:

                       (i) take all actions necessary to make the filings required of such party under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), relating to the possible exercise of the Call Option by September 30, 2001, which filings shall comply in all respects with the requirements of the HSR Act;

                       (ii) comply at the earliest practicable date with any formal or informal request for additional information received by such party from the

        Federal Trade Commission or Antitrust Division of the Department of Justice pursuant to the HSR Act;

                       (iii) consult and cooperate with the other party and consider in good faith the views of the other party, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party in connection with proceedings under or relating to the Required Antitrust Approvals;

                       (iv) request early termination of the applicable waiting period under the HSR Act; and

                       (v) take any and all such other commercially reasonable actions as are required in order to obtain the approval of the governmental entity with the jurisdiction of enforcing applicable antitrust laws (the "Required Antitrust Approvals"), including without limitation complying with the HSR Act and obtaining termination or expiration of the applicable waiting period under the HSR Act.

At any time and from time to time following the date of this Depositary Agreement and prior to receipt of the Required Antitrust Approvals, each party shall provide 30 days' prior written notice to the other party of any transactions or other business activities in which such party is engaged which such party reasonably believes could have an adverse impact on either party's ability to obtain the Required Antitrust Approvals.


        SECTION 4.04 Effectiveness. This Article IV, including without limitation Alpharma's right to exercise the Call Option, shall be of no force or effect prior to a Call Option Transfer.

                                    ARTICLE V

                             THE CALL OPTION CLOSING


        SECTION 5.01 Closing Shares.

        (a) On or before the date three Business Days prior to the Option Closing Date, (i) the Depositary shall provide the Company and, following a Call Option Transfer, Alpharma with a written notice (the "Initial Depositary Notice") specifying the total number of shares of New Common Stock deposited hereunder as of the date five Business Days prior to the Option Closing Date (the "Preliminary Closing Shares"), and (ii) the Company shall deliver to the Depositary and, following a Call

Option Transfer, Alpharma a written notice specifying as of the date five Business Days prior to the Option Closing Date (I) the amounts specified in clauses (A)(ii)(b) and (B)(ii) of the definition of Option Exercise Price and
(II) the number of outstanding Triumph Warrant Shares and Series G Shares, if applicable. Following receipt of the Initial Depositary Notice and on or before the Option Closing Date, the Company, if it shall have exercised the Call Option pursuant to Section 3.01 of this Depositary Agreement, or Alpharma, if it shall have exercised the Call Option pursuant to Section 4.01 of this Depositary Agreement (the party exercising the Call Option being referred to herein as the "Exercising Party"), shall pay to the Depositary an amount equal to the product of (A) the Option Exercise Price and (B) the number of Preliminary Closing Shares (if applicable, taking into account the proviso to the definition of Option Exercise Price), by wire transfer to a bank account of the Depositary (the "Depositary Bank Account") designated by the Depositary in writing prior to the Option Closing in a bank having combined capital, surplus and undivided profits aggregating at least $500,000,000.

        (b) On the Option Closing Date, (i) the Depositary shall provide the Company and, following a Call Option Transfer, Alpharma with a written notice (the "Follow-up Depositary Notice") specifying the total number of shares of New Common Stock deposited hereunder as of the Option Closing Date (the "Final Closing Shares"), and (ii) the Company shall deliver to the Depositary and, following a Call Option Transfer, Alpharma a written notice specifying the number of Triumph Warrant Shares and Series G Shares, if applicable, outstanding as of the Option Closing Date. On or prior to the first Business Day following receipt of the Follow-up Depositary Notice, the Exercising Party shall pay to the Depositary an amount equal to the product of (A) the Option Exercise Price and (B) the difference between the number of Preliminary Closing Shares and the number of Final Closing Shares (taking into account the proviso to the definition of Option Exercise Price, if applicable) by wire transfer to the Depositary Bank Account.

        (c) Any payments hereunder shall be made for payment to the holders of Depositary Shares, and the Depositary shall disburse the funds so deposited to the holders of Depositary Shares in accordance with Section 5.02. At the Option Closing, the Depositary shall deliver to the Exercising Party a certificate or certificates evidencing all of the New Common Stock held by the Depositary for which payment has been made by the Exercising Party accompanied by a duly endorsed stock power or stock powers with respect thereto. Any certificates not delivered at the Option Closing shall be delivered promptly upon receipt of payment therefor in accordance with subsection (b) of this Section 5.01.

        SECTION 5.02 Notice of Option Exercise; Delivery of Option Exercise
Price.

        (a) Promptly following the Option Determination Date, the Depositary shall mail notice thereof, postage prepaid, to the holders of record of the Depositary Shares at their respective addresses then appearing on the books of the Depositary, but neither failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of any exercise of the Call Option or the rights of the holders of Depositary Shares to receive the Depositary Share Consideration. The Company shall provide the Depositary with the form of such notice and each such notice shall state the form and amount of the Depositary Share Consideration. Such notice shall be accompanied by a letter of transmittal (the "Letter of Transmittal"), which the Company shall supply, in customary form for use in the exchange of Depositary Receipts representing Depositary Shares for cash or certificates representing shares of New Common Stock, as the case may be (which Letter of Transmittal shall specify (i) the place or places designated by the Depositary where Depositary Receipts representing Depositary Shares are to be surrendered for payment of the Depositary Share Consideration and (ii) that delivery of Depositary Receipts shall be effected, and risk of loss shall pass, only upon proper delivery to the Depositary).

        (b) Each holder of Depositary Shares following the Option Determination Date shall, upon surrender to the Depositary of a Depositary Receipt or Depositary Receipts and a duly executed Letter of Transmittal, be entitled to receive the Depositary Share Consideration attributable to the Depositary Shares held of record by such holder. Upon receipt of a duly completed Letter of Transmittal and a Depositary Receipt or Depositary Receipts, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of New Common Stock or cash represented by the Depositary Receipt or Depositary Receipts so surrendered. No holder of a Depositary Receipt or Depositary Receipts shall be entitled to any distribution of shares of New Common Stock held by the Depositary pursuant to the terms of this Depositary Agreement except upon the occurrence of the Option Expiration Date and pursuant to the provisions of this Article V. No holder of a Depositary Receipt or Depositary Receipts shall be entitled to any distribution of cash held by the Depositary pursuant to the terms of this Depositary Agreement except upon the occurrence of the Option Closing and pursuant to the provisions of this Article
V. In no event will fractional shares of New Common Stock be distributed by the Depositary. If fractional shares of New Common Stock would otherwise be required to be issued to a holder of Depositary Shares, the Depositary shall pay to such holder in cash an amount equal to such fraction multiplied by the fair market value of one share of New Common Stock on the Option Expiration Date, as determined by the Board of Directors of the Company in good faith, which determination of fair market value shall promptly be provided in writing by the Company to the Depositary. Delivery of the New Common Stock or the cash being distributed by the Depositary hereunder shall be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by law, shall be properly endorsed or accompanied by proper instruments of transfer.

        Delivery of the New Common Stock or the cash to be distributed by the Depositary hereunder shall be made by the Depositary by first class mail under the provisions of the Depositary's first class mail bond protecting the Depositary from loss or liability arising out of the non-receipt or non-delivery of such New Common Stock or cash or arising out of the replacement thereof, for any deliveries where market value does not exceed the amount of the Depositary's first class mail bond. Any mail delivery exceeding such amount shall be delivered by registered mail or overnight mail and shall be insured separately for the replacement value of its contents at the time of mailing. Any Depositary Share Consideration remaining unclaimed at the expiration of two years after the date of mailing of the notice specified in Section 5.02(a) to holders of Depositary Receipts shall be returned to the Exercising Party, if such notice relates to an Option Closing, or to the Company, if such notice relates to an Option Expiration Date, after which return such holders shall have no claim against the Depositary but shall either have a claim as an unsecured creditor against the Exercising Party for the Option Exercise Price, without interest, or against the Company for shares of New Common Stock (together with accrued and unpaid dividends from the Option Expiration Date), as the case may be, but shall have no greater rights against the Company or, following a Call Option Transfer, against Alpharma than may be accorded such party's respective general creditors under applicable law. Notwithstanding the foregoing, none of Alpharma, the Company and the Depositary shall be liable to any holder of Depositary Shares for any amount paid to any public official pursuant to abandoned property laws. After an Option Closing, any portion of the Depositary Share Consideration remaining unclaimed by holders of Depositary Shares as of the date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable law, become property of the Exercising Party, free and clear of any claims or interest of any person previously entitled thereto. If the Call Option terminates without being exercised, or if such option is exercised but the Option Closing does not occur on or before January 15, 2003 or, following a Call Option Transfer, the Final Extension Date, any portion of the New Common Stock remaining unclaimed by holders of Depositary Shares as of the date which is immediately prior to such time as such New Common Stock would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable law, become property of the Company, free and clear of any claims or interest of any person previously entitled thereto.

        (c) If the New Common Stock or the cash being distributed are to be delivered to a person or persons other than the Record Holder of the Depositary Receipt or Depositary Receipts being surrendered, such holder shall execute and deliver to the Depositary a written order (accompanied by a signature guarantee if required by the Depositary) so directing the Depositary and the Depositary may require that the Depositary Receipt or Depositary Receipts surrendered by such holder for withdrawal of such shares of New Common Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank. It shall be a condition of such distribution that the person requesting such distribution shall pay the Depositary any transfer or other taxes required as a result of such payment to a person other than the registered holder of such Depositary Shares or establish to the satisfaction of the Exchange Agent (as defined in the Merger Agreement) that such tax has been paid or is not payable.

        (d) After the Option Determination Date, there shall be no further registration of transfers of Depositary Shares outstanding prior to such date. If, after such date, Depositary Receipts are presented to the Depositary they shall be cancelled and exchanged for the Depositary Share Consideration.

        (e) Any funds received by the Depositary pursuant to this Depositary Agreement shall be held by the Depositary, in its capacity as Depositary, on behalf of the holders of Depositary Receipts. No interest will accrue on such funds.

        SECTION 5.03 Company Options, Etc. The Company will make appropriate provision to assure that any securities of the Company convertible into Depositary Shares of the Company, or any rights, options or warrants to acquire Depositary Shares outstanding on the Option Closing Date (whether or not convertible, vested, exercisable or exchangeable on such date) are convertible into or exercisable or exchangeable solely for the cash that the holders thereof would have received had they converted, exercised or exchanged such convertible securities, rights, options and warrants for Depositary Shares, immediately prior to the Option Closing Date. Promptly after the Option Determination Date, the Depositary shall give the holders of such convertible securities, rights, options or warrants notice (a "Determination Date Notice") of the event giving rise to the Option Determination Date (i.e., the Option Closing or Option Expiration Date), which Determination Date Notice shall be in the form provided by the Company to the Depositary. If the event giving rise to the Option Determination Date was the Option Closing, then from and after the Option Determination Date, holders of such convertible securities, rights, options or warrants shall have the right to receive from the Exercising Party (and not the Depositary or, if Alpharma is the Exercising Party, the Company) upon conversion or exercise thereof (and the payment of any exercise or purchase price provided for under the terms of such convertible security, right, warrant or option) cash in an amount equal to the Option Exercise Price for each Depositary Share for which such convertible security, right warrant or option is convertible or exercisable. Upon any such conversion or exercise, the Exercising Party shall promptly pay such holders the cash to which they would be entitled hereunder. If the event giving rise to the Option Determination Date was the Option Expiration Date, then, from and after the Option Determination Date, holders of such convertible securities, rights, options or warrants shall have the right to receive from the Company (and not Alpharma or the Depositary) upon conversion or exercise thereof (and the payment of any exercise or purchase price provided for under the terms of such convertible security, right, warrant or option) the number of shares of New Common Stock for which such convertible security, right warrant or option is convertible or exercisable. Nothing herein shall be deemed or construed as a waiver of any other rights that a holder of any such securities may have.


                                   ARTICLE VI

                 FORM OF DEPOSITARY RECEIPTS, DEPOSIT OF STOCK,
                   EXECUTION AND DELIVERY, TRANSFER, SURRENDER
                      AND REDEMPTION OF DEPOSITARY RECEIPTS

        SECTION 6.01 Form and Transferability of Depositary Receipts.

        (a) Depositary Receipts shall be engraved or printed or lithographed on steel-engraved borders and shall be substantially in the form set forth in Exhibit A annexed to this Depositary Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Depositary Receipts shall be executed by the Depositary by the manual signature of a duly authorized officer of the Depositary, provided that such signature may be a facsimile if a Registrar for the Depositary Receipts (other than the Depositary) shall have been appointed and such Depositary Receipts are countersigned by manual signature of a duly authorized officer of the Registrar. No Depositary Receipt shall be entitled to any benefits under this Depositary Agreement or be valid or obligatory for any purpose, unless it shall have been executed manually by a duly authorized officer of the Depositary or if a Registrar for the Depositary Receipts (other than the Depositary) shall have been appointed, by facsimile signature of a duly authorized officer of the Depositary and, if executed by facsimile signature of the Depositary, shall have been countersigned manually by a duly authorized officer of such Registrar. The Depositary shall record on its books each Depositary Receipt so signed and delivered as hereinafter provided. All Depositary Receipts shall be dated the date of their execution.

        (b) Except as the Depositary may otherwise determine, Depositary Receipts shall be in denominations of any number of whole Depositary Shares.

        (c) Depositary Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Depositary Agreement as may be required by the Depositary or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Depositary Shares or the

Depositary Receipts, may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Depositary Receipts are subject by reason of the date of issuance of the Deposit Shares or otherwise.

        (d) Title to a Depositary Receipt which is properly endorsed or accompanied by a properly executed instrument of transfer and to Depositary Shares evidenced thereby shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until a Depositary Receipt shall be transferred on the books of the Depositary as provided in Section 4.03, the Depositary, each Depositary's Agent and the Company may, notwithstanding any notice to the contrary, treat the Record Holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Depositary Agreement and for all other purposes.

        SECTION 6.02 Execution and Delivery of Depositary Receipts.

        (a) Upon each delivery to the Depositary of a certificate or certificates for New Common Stock to be deposited hereunder, registered in its name as provided above, the Depositary shall hold such shares in an account to be established by the Depositary, at the Depositary's Office, or at such other place or places as the Depositary shall determine.

        (b) Upon receipt by the Depositary of a certificate or certificates for New Common Stock deposited in accordance with the provisions of this Section 4.02, together with the other documents required as above specified, the Depositary, subject to the terms and conditions of this Depositary Agreement, shall execute and deliver a Depositary Receipt or Depositary Receipts evidencing beneficial ownership of the number of Depositary Shares representing the New Common Stock so deposited and registered in such name or names as may be requested by the person or persons named in the written order delivered to the Depositary in accordance with the first paragraph of this Section 6.02. The Depositary shall execute and deliver such Depositary Receipt at the Depositary's Office and at such other offices, if any, as it may designate. Delivery at other offices shall be at the risk and expense of the Company. However, in each case, subsequent to the initial deposit hereunder, such delivery shall be made only upon payment to the Depositary of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the deposited New Common Stock.

        SECTION 6.03 Transfer of Depositary Receipts. Subject to the terms and conditions of this Depositary Agreement, the Depositary shall make transfers on its books from time to time of Depositary Receipts upon any surrender thereof by the holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer, and duly stamped as may be required by law. Thereupon the Depositary shall execute a new Depositary Receipt or Depositary Receipts and deliver the same to or upon the order of the person entitled thereto evidencing beneficial ownership of the same aggregate number of Depositary Shares as those evidenced by the Depositary Receipt or Depositary Receipts surrendered.

        SECTION 6.04 Combinations and Split-ups of Depositary Receipts. Upon surrender of a Depositary Receipt or Depositary Receipts at the Depositary's Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Depositary Receipt or Depositary Receipts, by the holder or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer, together with written instructions specifying the number of Depositary Receipts to be received upon such split-up or combination, and subject to the terms and conditions of this Depositary Agreement, the Depositary shall execute and deliver a new Depositary Receipt or Depositary Receipts in the authorized denominations requested, evidencing the same aggregate number of Depositary Shares evidenced by the Depositary Receipt or Depositary Receipts surrendered.

        SECTION 6.05 Limitations on Execution and Delivery, Transfer, Split-up, Combination, Surrender and Exchange of Depositary Receipts.

        (a) As a condition precedent to the execution and delivery, transfer, split-up, combination, surrender, or exchange of any Depositary Receipt, the Depositary, or any of the Depositary's Agents, or the Company, may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Depositary Agreement.

        (b) The transfer of Depositary Receipts may be refused, or the transfer, split-up, combination, surrender or exchange of outstanding Depositary Receipts may be suspended (i) during any period when the register of stockholders of the Company is closed, or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Depositary Agreement.

        SECTION 6.06 Lost Depositary Receipts, etc. In case any Depositary Receipt shall be mutilated or destroyed or lost or stolen, the Depositary in its discretion may execute and deliver a Depositary Receipt of like form and tenor in exchange and substitution for such mutilated Depositary Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Depositary Receipt, upon receipt by the Depositary of an appropriate affidavit of loss and a corporate bond of indemnity which shall include indemnification of the Company and the Depositary for the Depositary Shares evidenced by such Depositary Receipt by a surety all in such form and substance as have been approved by the Depositary.

        SECTION 6.07 Cancellation and Destruction of Surrendered Depositary Receipts. All Depositary Receipts surrendered to the Depositary or any Depositary's Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy such Depositary Receipts so cancelled.

        SECTION 6.08 Representations and Warranties as to Stock. The Company hereby represents and warrants that the New Common Stock deposited hereunder upon consummation of the Merger is, and will be deemed to have represented and warranted that any additional shares of New Common Stock which it deposits hereunder from time to time in accordance with Section 2.01 will be, when issued, validly issued, fully paid and nonassessable. Such representation and warranty shall survive any deposit of shares of New Common Stock and the issuance of Depositary Receipts.


                                   ARTICLE VII

                        THE DEPOSITED SECURITIES, NOTICES

        SECTION 7.01 Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on the New Common Stock, the Depositary shall, subject to Section 6.02, promptly distribute to Record Holders of Depositary Receipts on the Record Date fixed pursuant to Section 7.03 hereof such amounts of such sum as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Depositary Receipts held by such holders; provided, that in case the Company or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution received by the Depositary in respect of the Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any owner of Depositary Shares a fraction of one cent and any balance, not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to Record Holders of Depositary Receipts then outstanding.

        SECTION 7.02 Distributions Other Than Cash. Whenever the Depositary shall receive any distribution other than cash upon the New Common Stock, the Depositary shall, subject to Section 6.02, promptly distribute to Record Holders of Depositary Receipts on the Record Date fixed pursuant to Section 7.03 hereof such amount of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Depositary Receipts held by such holders.

        SECTION 7.03 Fixing of Record Date for Holders of Depositary Receipts. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to New Common Stock, or whenever the Depositary shall receive notice of any meeting at which holders of New Common Stock are entitled to vote or of which holders of New Common Stock are entitled to notice, the Depositary shall in each such instance fix a Record Date for the determination of the Record Holders of Depositary Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting. The Record Date established by the Depositary shall be the same as the Record Date set by the Company for the holders of its New Common Stock with respect to the corresponding right or privilege.

        SECTION 7.04          Voting Rights.

        (a) Upon receipt of notice of any meeting at which the holders of New Common Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the Record Holders of Depositary Receipts a notice which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting, and (ii) a statement that the Record Holders of Depositary Receipts at the close of business on a specified Record Date will be entitled, subject to any applicable provision of law and of the Company's Certificate of Incorporation, to instruct the Depositary as to the exercise of the voting rights pertaining to the number of shares of New Common Stock represented by their respective Depositary Shares, and a brief statement as to the manner in which such instructions may be given. Upon the written request of a Record Holder of a Depositary Receipt on such Record Date, the Depositary shall vote or cause to be voted the number of shares of New Common Stock represented by the Depositary Shares evidenced by such Depositary Receipt in accordance with the instructions set forth in such request. The Company hereby agrees to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such New Common Stock or cause such New Common Stock to be voted. In the absence of specific instructions from the holder of a Depositary Receipt, the Depositary will abstain from voting to the extent of the New Common Stock represented by the Depositary Shares evidenced by such Depositary Receipt.

        (b) Record Holders of Depositary Shares shall also be entitled to vote on certain amendments of this Depositary Agreement pursuant to Section 9.01.

        SECTION 7.05 Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, etc. Upon any split-up, consolidation or any other reclassification of New Common Stock, or upon any recapitalization, reorganization, merger, amalgamation, consolidation or sale of all or substantially all of the Company's assets affecting the Company or to which it is a party, the Depositary shall, upon the instructions of the Company treat any shares of stock or other securities, cash (including without limitation cash paid in lieu of fractional shares) or property which shall be received by the Depositary in exchange for or upon conversion of or in respect of the New Common Stock as new deposited property under this Depositary Agreement, and Depositary Receipts then outstanding shall, subject to Sections 3.01 and 4.01, thenceforth represent the new deposited property so received in exchange for or upon conversion or in respect of such New Common Stock. In any such case the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Depositary Receipts, or may call for the surrender of all outstanding Depositary Receipts to be exchanged for new Depositary Receipts specifically describing such new deposited property.

        SECTION 7.06 Reports. The Depositary shall make available for inspection by holders of Depositary Receipts at the Depositary's Office, and at such other places as it may from time to time deem advisable during normal business hours, copies of this Depositary Agreement and any reports and communications received from the Company which are both (a) received by the Depositary as the holder of New Common Stock and (b) made generally available to the holders of New Common Stock of the Company.

        SECTION 7.07 Lists of Depositary Receipt Holders. Promptly upon request from time to time of the Company or, from and after the Option Closing, Alpharma (if Alpharma is the Exercising Party), the Depositary shall furnish to the Company or Alpharma, as the case may be, a list, as of a recent date, of the names, addresses and holdings of Depositary Shares by all persons in whose names Depositary Receipts are registered on the books of the Depositary as Record Holders.

                                  ARTICLE VIII

                    THE DEPOSITARY, ALPHARMA AND THE COMPANY

        SECTION 8.01 Maintenance of Offices, Agencies, Transfer Books by the Depositary Registrar.

        (a) Upon execution of this Depositary Agreement in accordance with its terms, the Depositary shall maintain at the Depositary's Office facilities for the execution and delivery, transfer, surrender and exchange of Depositary Receipts, and at the offices of the Depositary's Agents, if any, facilities for the delivery, transfer, surrender and exchange of Depositary Receipts, all in accordance with the provisions of this Depositary Agreement.

        (b) The Depositary shall maintain, or cause one of the Depositary's Agents to maintain, appropriate records which shall reflect registrations, registrations of transfers, exchanges, split-ups and combinations and conversions of Depositary Shares. Such records shall be open for inspection by the Company, the Record Holders of Depositary Receipts and, from and after the Option Closing, Alpharma (if Alpharma is the Exercising Party), to the same extent and for the same purposes as a Record Holder of New Common Stock may inspect books for the transfer of New Common Stock as provided by applicable law. The Depositary shall, if requested by the Company or, from and after the Option Closing, Alpharma (if Alpharma is the Exercising Party), consult with such party upon its receipt of any request by a Record Holder for inspection. The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

        (c) If the Depositary Receipts or the Depositary Shares evidenced thereby (or the New Common Stock represented by such Depositary Shares) are quoted with NASDAQ, the Depositary may, with the approval of the Company, appoint a Registrar for registry of such Depositary Receipts or Depositary Shares in accordance with the requirements of NASDAQ. Such Registrar (which may be the Depositary if so permitted by the requirements of NASDAQ) may be removed and a substitute Registrar appointed by the Depositary upon the request or with the approval of the Company. If the Depositary Receipts or the Depositary Shares are (or the New Common Stock is) listed on one or more other stock exchanges or quoted on a national trading market, the Depositary will, at the request of the Company, arrange such facilities for the delivery, transfer, surrender and exchange of such Depositary Receipts, Depositary Shares or New Common Stock as may be required by law or applicable stock exchange or trading market regulations.

        SECTION 8.02 Prevention or Delay in Performance by the Depositary, the Depositary's Agents or the Company. None of the Depositary, any Depositary's Agent or the Company shall incur any liability to any holder of any Depositary Receipt, if by reason of any provision of any present or future law, or regulation promulgated thereunder, of the United States of America, or of any other governmental authority or, in the case of the Depositary or the Depositary's Agent, by reason of any provision, present or future, of the Company's Certificate of Incorporation or in the case of the Depositary, the Depositary's Agent or the Company by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, any Depositary's Agent or the Company shall be prevented or forbidden from doing or performing any act or thing which the terms of this Depositary Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent or the Company incur any liability to any holder of a Depositary Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Depositary Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Depositary Agreement except, in case of any such exercise or failure to exercise discretion not caused as aforesaid, if caused by the negligence or willful misconduct of the party charged with such exercise or failure to exercise.

        SECTION 8.03 Obligations of the Depositary, the Depositary's Agents and the Company.

        (a) None of the Depositary, any Depositary's Agent or the Company assumes any obligation or shall be subject to any liability under this Depositary Agreement to holders of Depositary Receipts except that nothing herein shall relieve the Depositary, the Depositary's Agent or the Company for liability arising out of negligence or bad faith on the part of such person or persons in the performance of such duties as are specifically set forth in this Depositary Agreement.

        (b) The Depositary agrees to comply with all information reporting and withholding requirements with respect to any applicable law.

        (c) None of the Depositary, any Depositary's Agent or the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to New Common Stock, Depositary Shares or Depositary Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

        (d) None of the Depositary, any Depositary's Agent or the Company shall be liable for any action or any failure to act by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting New Common

Stock for deposit, any holder of a Depositary Receipt or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, any Depositary's Agent and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

        (e) The Depositary and the Depositary's Agents may own and deal in any class of securities of the Company and its Affiliates and in Depositary Shares. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its Affiliates.

        (f) Notwithstanding any other provision of this Depositary Agreement that may be interpreted to the contrary, neither the Depositary nor any of the Depositary's Agents is a trustee hereunder. It is intended that neither the Depositary nor any Depositary's Agent shall be deemed to be an "issuer" of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the primary purpose of this Depositary Agreement is to facilitate the implementation of the Call Option and that the Depositary and the Depositary's Agents are acting only in a ministerial custodial capacity as Depositary for the Depositary Shares and the Depositary Share Consideration and have no obligation or right to exercise any discretion regarding the preservation of any property held on behalf of the Record Holders of outstanding Depositary Receipts.

        (g) Neither the Depositary (or its officers, directors, employees or agents) nor any Depositary's Agent makes any representation or has any responsibility as to the validity of the Registration Statement filed by the Company in connection with the Merger, the New Common Stock, the Depositary Shares or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein; provided, that the Depositary is responsible for (i) its representations in this Depositary Agreement and (ii) the validity of any action taken or required to be taken by the Depositary in connection with this Depositary Agreement.

        (h) The Depositary assumes no responsibility for the correctness of the description of certain provisions of the Depositary Agreement which appears in the Depositary Receipts. Notwithstanding any other provision herein or set forth in the Depositary Receipts, the Depositary makes no warranties or representations as to the validity, genuineness or sufficiency of any New Common Stock at any time deposited with the Depositary hereunder or of the Depositary Shares, as to the value of the Depositary Shares or as to any right, title or interest of the Record Holders of the Depositary Receipts to the Depositary Shares. The Depositary shall not be accountable for the use or application by the Company of the Depositary Shares or Depositary Receipts or the proceeds of either thereof.

        SECTION 8.04 Resignation and Removal of the Depositary, Appointment of Successor Depositary.

        (a) The Depositary may at any time resign as Depositary hereunder by written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

        (b) The Depositary may at any time be removed by the Company by written notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

        (c) In case at any time the Depositary acting hereunder shall resign or be removed at any time prior to the termination of this Depositary Agreement, the Company (with the prior written approval of Alpharma from and after a Call Option Transfer, which shall not be unreasonably withheld or delayed) shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $500,000,000. If a successor Depositary shall not have been appointed in 90 days, the resigning Depositary may petition a court of competent jurisdiction to appoint a successor depositary, and the Company and Alpharma shall bear equally the expense of any such petition. Every successor depositary shall execute and deliver to its predecessor and to Alpharma and the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Depositary Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all rights, title and interest in the New Common Stock and any moneys or property held hereunder to such successor, and shall deliver to such successor a list of the Record Holders of all outstanding Depositary Receipts. Any successor depositary shall promptly mail notice of its appointment to the Record Holders of Depositary Receipts.

        (d) Any corporation into or with which the Depositary may be merged, consolidated or converted or any corporation to which the Depositary may transfer all or substantially all of its shareholder services business shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor depositary may authenticate the Depositary Receipts either in the name of the predecessor depositary or in the name of the successor depositary.

        SECTION 8.05 Corporate Notices and Reports. The Company agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the Record Holders of Depositary Receipts, in each case at the address recorded in the Depositary's books, copies of all notices and reports (including, without limitation, financial statements) required by law, by the rules of NASDAQ or any national securities exchange upon which the New Common Stock, the Depositary Shares or the Depositary Receipts are listed or by the Company's Certificate of Incorporation to be furnished by the Company to holders of New Common Stock. Such transmission will be at the Company's expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request for such purpose. In addition, the Depositary will transmit to the holders of Depositary Receipts (at the Company's expense) such other documents as may be requested by the Company.

        SECTION 8.06 Deposit of New Common Stock by the Company. The Company shall instruct the Depositary upon the deposit of shares of New Common Stock hereunder as to whether the shares of New Common Stock so deposited are registered under the provisions of the 1933 Act, are covered by a then effective registration statement under the 1933 Act or are restricted. The Depositary agrees that, consistent with Section 6.01(c) of this Depositary Agreement, upon the instruction of the Company, it shall incorporate into the Depositary Receipts evidencing the Depositary Shares to be issued in respect of such New Common Stock any legends or other stock transfer restrictions deemed appropriate and requested by the Company.

        SECTION 8.07 Indemnification. The Company agrees to indemnify the Depositary, any Depositary's Agent and any Registrar against, and hold each of them harmless from, any liability, costs and expenses (including reasonable attorneys' fees) which may arise out of acts performed or omitted in accordance with the provisions of this Depositary Agreement (as the same may be amended, modified or supplemented from time to time) and the Depositary Receipts (i) by the Depositary, any Registrar or any of their respective agents (including any Depositary's Agent), except for any liability arising out of negligence or bad faith on the part of any such person or persons, or (ii) by the Company or any of its respective agents (other than the Depositary, the Depositary's Agents, the Registrar, if any, or any of their agents).

        SECTION 8.08 Charges and Expenses. No charges and expenses of the Depositary or any Depositary's Agent hereunder, or those of any Registrar, shall be payable by any person other than the Company, except for any taxes and other governmental charges and except as provided in this Section 8.08. If the Depositary incurs charges or expenses at the election of a holder for which it is not otherwise liable hereunder, such holder will be liable for such charges and expenses. All other charges and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid upon consultation and agreement between the Depositary and the Company as to the amount and nature of such charges and expenses. The Depositary shall present its statement for charges and expenses to the Company once every three months or at such other intervals as the Company and the Depositary may agree.

        SECTION 8.09 Consequential Damages. No party to this Depositary Agreement shall be liable to the other parties for consequential damages under any provision of this Depositary Agreement or any consequential damages arising out of any act or failure to act hereunder.

                                   ARTICLE IX

                            AMENDMENT AND TERMINATION

        SECTION 9.01 Amendment. The form of the Depositary Receipts and any provision of this Depositary Agreement may at any time and from time to time be amended by written agreement between Alpharma, the Company and the Depositary in any respect which they may deem necessary or desirable; provided that prior to the Option Determination Date, no such amendment or waiver by the Company shall be effective without the approval of a majority of the Non-Alpharma Directors; provided, further, that if a Call Option Transfer to Alpharma does not occur on or before the ninetieth day following the Effective Time of the Merger, Alpharma shall reasonably cooperate with the Company and the Depositary in adopting any amendment to this Agreement that the Company and the Depositary may request. Any amendment which shall impose any fees, taxes or charges (other than taxes and other governmental charges, fees and telegram, telex or delivery expenses payable by owners of Depositary Shares) shall not become effective as to outstanding Depositary Receipts until the expiration of three months after notice of such amendment shall have been given to the Record Holders of outstanding Depositary Receipts. If any such amendment shall materially and adversely alter the rights of holders of Depositary Receipts, it shall not become effective as to outstanding Depositary Receipts until the Record Holders of Depositary Receipts representing not less than a majority of the number of Depositary Shares then outstanding shall have consented thereto in writing or by voting therefor in person or by proxy at a meeting held on notice for such purpose or any adjournment or adjournments thereof. Every holder of an outstanding Depositary Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Depositary Receipt, to consent and agree to such amendment and to be bound by this Depositary Agreement as amended thereby. In addition, in no event shall any amendment obligate or empower the Depositary to act as a trustee with respect to Depositary Shares or cash held by it on behalf of the Record Holders of outstanding Depositary Receipts or otherwise result in the Depositary being treated as other than the mere custodian of the New Common Stock on behalf of such Record Holders.

        SECTION 9.02 Termination. This Depositary Agreement shall be of no further force and effect from and after the earliest of:

               (i) September 30, 1999 if the Effective Time has not occurred prior to or on such date;

               (ii) the later of (A) 24 months after the Option Determination Date and (B) the date on which all securities of the Company convertible into Depositary Shares of the Company, and any rights, options or warrants to acquire Depositary Shares outstanding on the Option Determination Date cease to be convertible into or exercisable or exchangeable for the Depositary Share Consideration; and

               (iii) the date that no Depositary Receipts remain outstanding.

Upon the termination of this Depositary Agreement, the Company shall be discharged from all obligations under this Depositary Agreement except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Sections 8.07 and 8.08.


                                    ARTICLE X

                                  MISCELLANEOUS

        SECTION 10.01 Counterparts. This Depositary Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Copies of this Depositary Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Depositary's Corporate Trust Office and the respective offices of the Depositary's Agents, if any, by any holder of a Depositary Receipt.

        SECTION 10.02 Exclusive Benefits of Parties. This Depositary Agreement is for the exclusive benefit of the Depositary, Alpharma and the Company, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

        SECTION 10.03 Invalidity of Provisions. In case any one or more of the provisions contained in this Depositary Agreement or in the Depositary Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no wise be affected, prejudiced or disturbed thereby.

        SECTION 10.04 Notices.

        (a) All notices, requests, demands, claims, and other communications to any party hereunder or pursuant to the terms hereof shall be in writing. Any such notice, request, demand, claim, or other communication to any party hereunder shall be deemed duly delivered three Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one Business Day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

        if to Alpharma, to:

               Alpharma USPD Inc.
               7205 Windsor Blvd.
               Baltimore, MD 21244
               Attention:  President

        with a copy to:

               Alpharma USPD Inc.
               One Executive Drive
               Fort Lee, New Jersey 07024
               Attention: Chief Legal Officer

        If to the Company, to:

               Ascent Pediatrics, Inc.
               187 Ballardvale Street, Suite B125
               Wilmington, Massachusetts 01887
               Attention:  Alan R. Fox

        with a copy to:

               Hale and Dorr LLP
               60 State Street
               Boston, Massachusetts  02109
               Attention: David E. Redlick, Esq.

        If to the Depositary, to:

               State Street Bank and Trust Company
               c/o EquiServe, L.P.
               150 Royall Street
               Canton, MA 02021

Any party may give any such notice, request, demand, claim, or other communication using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

        (b) Any and all notices given to any Record Holder of a Depositary Receipt hereunder or under the Depositary Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram or telex confirmed by letter, addressed to such holder at the address of such Record Holder as it appears on the books of the Registrar, or, if such holder shall have filed with the Registrar a written request that notices intended for such holder be mailed to some other address, at the address designated in such request. Delivery of a notice sent by mail or by telegram or telex shall be deemed to be effected at the time when a duly addressed letter containing the same notice (or a confirmation thereof in the case of a telegram or telex message) is deposited, postage prepaid, in a post-office letter box. The Depositary or the Company may, however, act upon any telegram or telex message received by it from any holder of a Depositary Receipt, notwithstanding that such telegram or telex message shall not subsequently be confirmed by letter as aforesaid.

        SECTION 10.05 Depositary's Agents. The Depositary may from time to time appoint Depositary's Agents (which may include the Company) for the purposes of this Depositary Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents;; provided that no such Depositary Agent may hold the New Common Stock at any time, other than EquiServe Limited Partnership, a Delaware limited partnership, which may hold the New Common Stock as service agent for the Depositary. The Depositary will notify the Company of any such action.

        SECTION 10.06 Holders of Depositary Receipts are Parties. The holders of Depositary Receipts from time to time shall be parties to this Depositary Agreement and shall be bound by all of the terms and conditions hereof and of the Depositary Receipts by acceptance thereof.

        SECTION 10.07 Governing Law. This Depositary Agreement and the Depositary Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

        SECTION 10.08 Headings. The headings of articles and sections in this Depositary Agreement and in the form of the Depositary Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Depositary Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Depositary Receipts.

        SECTION 10.09 Successors and Assigns. The provisions of this Depositary Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Depositary Agreement without the consent of the other party hereto. Notwithstanding the foregoing, (i) the Company may transfer the Call Option to and assign, delegate or otherwise transfer all of its rights and obligations as the holder of the Call Option under this Depositary Agreement to Alpharma in accordance with Sections 5.2(n) and 7.2 of the Master Agreement, and (ii) Alpharma may assign, delegate or otherwise transfer all of its rights and obligations under this Agreement to a transferee that acquires all or substantially all of the business, assets or capital stock of Alpharma, provided that (a) Alpharma also assigns, delegates or otherwise transfers all or its rights and obligations under the Master Agreement to such transferee and (b) such transferee agrees in writing to be bound by and subject to the provisions of this Depositary Agreement and the Master Agreement.

                       [REMAINDER OF PAGE LEFT BLANK.]

        IN WITNESS WHEREOF, the parties hereto have duly executed this Depositary Agreement as of the day and year first above set forth and all holders of Depositary Receipts shall become parties hereto upon acceptance by them of Depositary Receipts issued in accordance with the terms hereof.

Attest:                                      ASCENT PEDIATRICS, INC.


/s/ John G. Bernardi                         By: /s/ Alan R. Fox
-----------------------------                   -------------------------------
        Secretary                               Title: President



Attest:                                      ALPHARMA USPD INC.


                                             By: /s/ Thomas L. Anderson
-----------------------------                   -------------------------------
        Secretary                               Title: President



Attest:                                      STATE STREET BANK AND TRUST
                                                     COMPANY


/s/ David M. Elwood                          By: /s/ Charles V. Rossi
-----------------------------                   -------------------------------
        Vice President                          Title: Vice President

                                                                       EXHIBIT A

                           FORM OF DEPOSITARY RECEIPT


------                          DEPOSITARY RECEIPT                        ------
number                                 FOR                                number
------                          DEPOSITARY SHARES,                        ------
                  EACH REPRESENTING ONE SHARE OF COMMON STOCK,
                          $.00004 PAR VALUE PER SHARE,
                                       OF
                             ASCENT PEDIATRICS, INC.


               SUBJECT TO THE CALL OPTION EXERCISABLE PURSUANT TO
                            THE DEPOSITARY AGREEMENT,
                             SEE BELOW AND REVERSE.


              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

              THIS CERTIFICATE IS TRANSFERABLE IN BOSTON, NEW YORK,
                             CHICAGO OR LOS ANGELES



                                                             SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

                                                             CUSIP



State Street Bank and Trust Company, a Massachusetts trust company, as Depositary (the "Depositary"), hereby certifies that





is the registered owner of                                     Depositary Shares


By  Depositary and Registrar



    Authorized Signature

     Each Depositary Share ("Depositary Shares") represents one share (a "Share") of Common Stock, $.00004 par value per share, (the "Common Stock") of Ascent Pediatrics, Inc., a Delaware corporation (the "Company") (i) subject to an option under the Depositary Agreement dated as of February 19, 1999 (the "Depositary Agreement"), among the Company, Alpharma USPD, Inc., a Maryland corporation ("Alpharma"), and the Depositary to purchase all shares of Common Stock held by the Depositary at any time during the Call Period (as defined in the Depositary Agreement) (the "Call Option") at the Option Exercise Price determined in accordance with the Depository Agreement (the "Option Exercise Price"), and (ii) deposited with the Depositary. Subject to the terms and entitled to the benefits of the Depositary Agreement, each owner of a Depositary Share is entitled proportionately to all the powers, preferences and rights and the qualifications, limitations or restrictions of such preferences and/or rights of the Common Stock represented thereby, including dividends and voting rights as set forth in the Amended and Restated Certificate of Incorporation and the By-Laws of the Company, as amended from time to time (copies of which are on file with the Depositary). If the Call Option is exercised, the holders of Depositary Shares will be entitled to receive the Option Exercise Price paid in respect thereof. By accepting this Depositary Receipt, the holder hereof agrees to be bound by all of the terms and conditions of the Depositary Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Depositary Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if executed in facsimile by the Depositary, countersigned by a Registrar in respect of the Depositary Receipts by the manual signature of a duly authorized officer thereof.

     The Company will furnish without charge to each holder of a Depositary Receipt who so requests a copy of the Depositary Agreement, such request to be addressed to the Depositary named on the face of this receipt.

     The following receipt abbreviations, when used in the instructions on the face of this receipt shall be construed as though they were written out in full according to applicable laws or regulations

     TEN COM - as tenants in common                  UNIF GIFT MIN ACT___________Custodian____________
     TEN ENT - as tenants by the entireties                              (Cust)              (Minor)
     JT TEN  - as joint tenants with right of                     under Uniform Gifts to Minors
               survivorship and not as tenants                    Act_______________
               in common                                                 (State)


     Additional abbreviations may also be used though not in the above list.


     FOR VALUE RECEIVED, ________ hereby sell(s), assign(s) and transfer(s) unto


--------------------------------------------------------------------------------
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE. PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

-------------------------------------------------------------- Depositary Shares
represented by the within Depositary Receipt, and does (do) hereby irrevocably constitute and appoint ________________________________________________ Attorney

--------------------------------------------------------------------------------
to transfer such Depositary Shares on the books of the within named Depositary, with full power of substitution in the premises.

Dated __________________________



                                    X __________________________________________
                                    NOTICE: THE SIGNATURE APPEARING ABOVE TO
                                    THIS ASSIGNMENT MUST CORRESPOND WITH THE
                                    NAME AS WRITTEN UPON THE FACE OF THIS
                                    DEPOSITARY RECEIPT IN EVERY PARTICULAR,
                                    WITHOUT ALTERATION OR ENLARGEMENT OR ANY
                                    CHANGE WHATEVER.

                                                                       EXHIBIT C

                              CERTIFICATE OF MERGER

                                       OF

                             BIRD MERGER CORPORATION
                            (A DELAWARE CORPORATION)

                                      INTO

                             ASCENT PEDIATRICS, INC.
                            (A DELAWARE CORPORATION)




       Ascent Pediatrics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

       FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

              Name                                   State of Incorporation
              ----                                   ----------------------
       Ascent Pediatrics, Inc.                                Delaware
       Bird Merger Corporation                                Delaware

       SECOND: That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

       THIRD: That the name of the surviving corporation of the merger is Ascent Pediatrics, Inc., a Delaware Corporation.

       FOURTH: That the amendments or changes in the Restated Certificate of Incorporation of Ascent Pediatrics, Inc., a Delaware corporation, which is the surviving corporation, that are to be effected by the merger are as follows:

       That the following Article FOURTEENTH be and hereby is inserted immediately following Article THIRTEENTH of the Restated Certificate of Incorporation of the surviving corporation:

       "FOURTEENTH. The Board of Directors of the Corporation may discuss, consider and take any actions relating to any of the following matters, without the participation or consent of any Alpharma Director (as defined below), upon the approval of a majority of the Non-Alpharma Directors (as defined below) of the Corporation then in office:

       (a) approve any amendment or waiver by the Corporation of the form of Depositary Receipt (as defined in the Depositary Agreement dated as of February 16, 1999 (the "Depositary Agreement") by and among the Corporation, Alpharma USPD, Inc., a Delaware corporation ("Alpharma"), and State Street Bank and Trust Company) or any provision of the Depositary Agreement pursuant to Section 9.01 of the Depositary Agreement;

       (b) consent to any waiver or exception to Section 6.1 of the Master Agreement dated as of February 16, 1999 by and between the Corporation, Alpharma and Alpharma, Inc., a Delaware corporation ("Parent"), (the "Master Agreement");

       (c) exclude any Alpharma Director from access to any documents or other materials provided to the other members of the Board of Directors of the Corporation which relate to any matter with respect to which the Corporation and Alpharma have a potential conflict of interest if counsel to the Corporation advises the Non-Alpharma Directors that such exclusion is appropriate given such potential conflict of interest;

       (d) approve any amendment or waiver by the Corporation of any provision of the Master Agreement pursuant to Section 8.5(a) thereof; or

       (e) make any other determination under the terms of the Depositary Agreement, the Master Agreement or the Loan Agreement dated as of February 16, 1999 (the "Loan Agreement") by and among the Corporation, Alpharma and Parent, or that otherwise relates to any matter with respect to which the Corporation and Alpharma have a potential conflict of interest if counsel to the Corporation has advised the Corporation to such effect.

Any act or decision done or made by a majority of the Non-Alpharma Directors pursuant to this Article FOURTEENTH shall be regarded as the act of the Board of Directors of the Corporation. For purposes of this Article FOURTEENTH, (i) the "Non-Alpharma Directors" shall mean all members of the Board of Directors of the Corporation at any time in office, excluding any Alpharma Director then in office, and (ii) the "Alpharma Director" shall mean the member of the Board of Directors of the Corporation nominated by Alpharma and appointed to the Board of Directors pursuant to Section 6.5 of the Loan Agreement and any successor to or replacement of such director then in office who was elected to the Board of Directors upon the nomination of Alpharma. This Article FOURTEENTH shall terminate and be of no further force or effect from and after the Option Expiration Date (as defined in the Depositary Agreement).

       FIFTEENTH. The Board of Directors of the Corporation may not, without the consent of the Alpharma Director then in office, authorize the issuance of any securities of the Company convertible into any equity security of the Company (including Depositary Shares (as defined in the Depositary Agreement)), or any rights, options or warrants to acquire any equity security of the Company, which, following the Option Closing (as defined in the Depositary Agreement) (whether or not convertible, vested, exercisable or exchangeable on the Option Closing Date (as defined in the Depositary Agreement)), are not convertible into or exercisable or exchangeable solely for the cash that the holders thereof would have received had they converted, exercised or exchanged such convertible securities, rights, options and warrants for such equity security of the Company immediately prior to the Option Closing Date. This Article FIFTEENTH shall terminate and be of no further force or effect from and after the Option Expiration Date."

       FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 187 Ballardvale Street, Suite B-125, Wilmington, Massachusetts 01887.

       SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation upon request and without cost to any stockholder of any constituent corporation.

       SEVENTH: That this Certificate of Merger shall be effective upon filing.


       IN WITNESS WHEREOF, Ascent Pediatrics, Inc. has caused this Certificate to be executed by its Chief Executive Officer this _____ day of ___________, 1999.


                                                ASCENT PEDIATRICS, INC.
                                                (a Delaware corporation)


                                                By: ___________________________
                                                     Alan R. Fox
                                                     Chief Executive Officer

                                       C-3